                                                                    EXHIBIT 10.1


================================================================================

                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT


                           DATED AS OF AUGUST 31, 2001
                                      AMONG


                           CROWN MEDIA HOLDINGS, INC.
                                   AS BORROWER


                                       AND


                          ITS SUBSIDIARIES NAMED HEREIN
                                  AS GUARANTORS


                                       AND


                            THE LENDERS NAMED HEREIN


                                       AND


                            THE CHASE MANHATTAN BANK
                    AS ADMINISTRATIVE AGENT AND ISSUING BANK

================================================================================

                            THE CHASE MANHATTAN BANK
                        AS ARRANGER AND SOLE BOOKRUNNER,

                              BANK OF AMERICA, N.A.
                       AS ARRANGER AND SYNDICATION AGENT,

                               CITICORP USA, INC.
                     AS CO-ARRANGER AND DOCUMENTATION AGENT,

                           CREDIT SUISSE FIRST BOSTON
                     AS CO-ARRANGER AND DOCUMENTATION AGENT,

                                       AND

                        DEUTSCHE BANK AG NEW YORK BRANCH
                     AS CO-ARRANGER AND DOCUMENTATION AGENT

================================================================================


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                               TABLE OF CONTENTS

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PARTIES...........................................................................................................1

INTRODUCTORY STATEMENT............................................................................................1

1.       DEFINITIONS..............................................................................................2

2.       THE LOANS...............................................................................................21

         SECTION 2.1.               Revolving Credit Loans.......................................................21

         SECTION 2.2.               Term Loans...................................................................21

         SECTION 2.3.               Making of Loans..............................................................21

         SECTION 2.4.               Letters of Credit............................................................22

         SECTION 2.5.               Notes; Repayment.............................................................25

         SECTION 2.6.               Interest on Loans............................................................26

         SECTION 2.7.               Commitment Fees and Other Fees...............................................26

         SECTION 2.8.               Termination or Reduction of Revolving Credit Commitments.....................27

         SECTION 2.9.               Default Interest; Alternate Rate of Interest.................................27

         SECTION 2.10.              Continuation and Conversion of Loans.........................................28

         SECTION 2.11.              Prepayment of Loans; Reimbursement of Lenders................................29

         SECTION 2.12.              Change in Circumstances......................................................31

         SECTION 2.13.              Change in Legality...........................................................33

         SECTION 2.14.              Manner of Payments...........................................................33

         SECTION 2.15.              United States Withholding....................................................34

         SECTION 2.16.              Interest Adjustments.........................................................36

3.       REPRESENTATIONS AND WARRANTIES..........................................................................36

         SECTION 3.1.               Corporate Existence and Power................................................36

         SECTION 3.2.               Authority and No Violation...................................................37

         SECTION 3.3.               Governmental and Other Approvals.............................................37

         SECTION 3.4.               Financial Statements.........................................................38

         SECTION 3.5.               No Material Adverse Change...................................................38

         SECTION 3.6.               Ownership of Pledged Securities, Subsidiaries, etc...........................39

         SECTION 3.7.               Copyrights, Trademarks and Other Rights......................................39

         SECTION 3.8.               Fictitious Names.............................................................40
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                                TABLE OF CONTENTS
                                   (continued)

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         SECTION 3.9.               Title to Properties..........................................................40

         SECTION 3.10.              UCC Filing Information.......................................................40

         SECTION 3.11.              Litigation...................................................................40

         SECTION 3.12.              Federal Reserve Regulations..................................................40

         SECTION 3.13.              Investment Company Act.......................................................41

         SECTION 3.14.              Binding Agreements...........................................................41

         SECTION 3.15.              Taxes........................................................................41

         SECTION 3.16.              Compliance with ERISA and Applicable Law.....................................41

         SECTION 3.17.              Agreements...................................................................42

         SECTION 3.18.              Indebtedness; Guaranties; Liens..............................................42

         SECTION 3.19.              Security Interest; Other Security............................................42

         SECTION 3.20.              Disclosure...................................................................42

         SECTION 3.21.              Licensed Rights..............................................................43

         SECTION 3.22.              Environmental Liabilities....................................................43

         SECTION 3.23.              Pledged Securities...........................................................44

         SECTION 3.24.              Compliance with Laws.........................................................44

         SECTION 3.25.              Bank Accounts................................................................44

4.       CONDITIONS OF LENDING...................................................................................45

         SECTION 4.1.               Conditions Precedent to Initial Loan or Letter of Credit.....................45

         SECTION 4.2.               Conditions Precedent to Each Loan and Letter of Credit.......................49

5.       AFFIRMATIVE COVENANTS...................................................................................49

         SECTION 5.1.               Financial Statements and Reports.............................................50

         SECTION 5.2.               Corporate Existence..........................................................52

         SECTION 5.3.               Maintenance of Properties....................................................52

         SECTION 5.4.               Notice of Material Events....................................................52

         SECTION 5.5.               Insurance....................................................................53

         SECTION 5.6.               Music........................................................................54

         SECTION 5.7.               Copyrights and Trademarks....................................................54

         SECTION 5.8.               Books and Records............................................................55

         SECTION 5.9.               Observance of Agreements.....................................................55
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                                TABLE OF CONTENTS
                                   (continued)

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         SECTION 5.10.              Laboratories; No Removal.....................................................55

         SECTION 5.11.              Taxes and Charges; Indebtedness in Ordinary Course of Business...............56

         SECTION 5.12.              Liens........................................................................56

         SECTION 5.13.              Cash Receipts................................................................56

         SECTION 5.14.              ERISA Compliance and Reports.................................................56

         SECTION 5.15.              Subsidiaries.................................................................57

         SECTION 5.16.              Environmental Laws...........................................................57

         SECTION 5.17.              Use of Proceeds..............................................................58

         SECTION 5.18.              Further Assurances; Security Interests.......................................58

         SECTION 5.19.              Bank Accounts................................................................59

6.       NEGATIVE COVENANTS......................................................................................59

         SECTION 6.1.               Limitations on Indebtedness..................................................59

         SECTION 6.2.               Limitations on Liens.........................................................60

         SECTION 6.3.               Guaranties...................................................................61

         SECTION 6.4.               Limitations on Investments...................................................61

         SECTION 6.5.               Restricted Payments..........................................................62

         SECTION 6.6.               Limitations on Sale of Assets................................................63

         SECTION 6.7.               Receivables..................................................................63

         SECTION 6.8.               Tax Shelters, Sale and Leaseback etc.........................................63

         SECTION 6.9.               Places of Business; Change of Name...........................................63

         SECTION 6.10.              Limitations on Capital Expenditures..........................................64

         SECTION 6.11.              Transactions with Affiliates.................................................64

         SECTION 6.12.              Prohibition of Amendments or Waivers.........................................64

         SECTION 6.13.              No Negative Pledge...........................................................64

         SECTION 6.14.              Acquisitions or Mergers, etc.................................................64

         SECTION 6.15.              Production...................................................................64

         SECTION 6.16.              Change in Business...........................................................64

         SECTION 6.17.              ERISA Compliance.............................................................65

         SECTION 6.18.              Interest Rate Protection Agreements, etc.....................................65
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                                TABLE OF CONTENTS
                                   (continued)

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         SECTION 6.19.              Subsidiaries.................................................................65

         SECTION 6.20.              Hazardous Materials..........................................................65

         SECTION 6.21.              Program Acquisition Guarantees...............................................65

         SECTION 6.22.              Use of Proceeds of Loans and Requests for Letters of Credits.................65

         SECTION 6.23.              EBITDA.......................................................................66

         SECTION 6.24.              Platform Agreements..........................................................66

         SECTION 6.25.              Net Worth....................................................................67

         SECTION 6.26.              Corporate Structure..........................................................67

         SECTION 6.27.              Leverage Ratio...............................................................67

         SECTION 6.28.              Interest Coverage Ratio......................................................68

7.       EVENTS OF DEFAULT.......................................................................................68

8.       GRANT OF SECURITY INTEREST; REMEDIES....................................................................71

         SECTION 8.1.               Security Interests...........................................................71

         SECTION 8.2.               Use of Collateral............................................................71

         SECTION 8.3.               Collection Accounts..........................................................71

         SECTION 8.4.               Credit Parties to Hold in Trust..............................................72

         SECTION 8.5.               Collections, etc.............................................................72

         SECTION 8.6.               Possession, Sale of Collateral, etc..........................................72

         SECTION 8.7.               Application of Proceeds on Default...........................................73

         SECTION 8.8.               Power of Attorney............................................................74

         SECTION 8.9.               Financing Statements, Direct Payments, Confirmation of Receivables
                                    and Audit Rights.............................................................74

         SECTION 8.10.              Further Assurances...........................................................75

         SECTION 8.11.              Termination and Release......................................................75

         SECTION 8.12.              Remedies Not Exclusive.......................................................75

         SECTION 8.13.              Continuation and Reinstatement...............................................75

9.       CASH COLLATERAL.........................................................................................75

         SECTION 9.1.               Cash Collateral Account......................................................75

         SECTION 9.2.               Grant of Security Interest...................................................76

         SECTION 9.3.               Remedies.....................................................................76
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                                TABLE OF CONTENTS
                                   (continued)

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10.      GUARANTY................................................................................................76

         SECTION 10.1.              Guaranty.....................................................................76

         SECTION 10.2.              No Impairment of Guaranty, etc...............................................78

         SECTION 10.3.              Continuation and Reinstatement, etc..........................................78

         SECTION 10.4.              Limitation on Guaranteed Amount etc..........................................79

11.      PLEDGE..................................................................................................79

         SECTION 11.1.              Pledge.......................................................................79

         SECTION 11.2.              Registration in Nominee Name; Denominations..................................79

         SECTION 11.3.              Covenant.....................................................................79

         SECTION 11.4.              Voting Rights; Dividends; etc................................................80

         SECTION 11.5.              Remedies Upon Default........................................................80

         SECTION 11.6.              Application of Proceeds of Sale and Cash.....................................81

         SECTION 11.7.              Securities Act, etc..........................................................82

         SECTION 11.8.              Continuation and Reinstatement...............................................82

         SECTION 11.9.              Termination..................................................................82

12.      THE AGENT AND THE ISSUING BANK..........................................................................83

         SECTION 12.1.              Administration by Agent......................................................83

         SECTION 12.2.              Advances and Payments........................................................84

         SECTION 12.3.              Sharing of Setoffs, Cash Collateral and Sharing Events.......................85

         SECTION 12.4.              Notice to the Lenders........................................................85

         SECTION 12.5.              Liability of the Agent.......................................................86

         SECTION 12.6.              Reimbursement and Indemnification............................................86

         SECTION 12.7.              Rights of Agent and Issuing Bank.............................................87

         SECTION 12.8.              Independent Investigation by Lenders.........................................87

         SECTION 12.9.              Agreement of Required Lenders................................................87

         SECTION 12.10.             Notice of Transfer...........................................................87

         SECTION 12.11.             Successor Agent..............................................................88

         SECTION 12.12.             Successor Issuing Bank.......................................................88

13.      MISCELLANEOUS...........................................................................................89

         SECTION 13.1.              Notices......................................................................89
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                                TABLE OF CONTENTS
                                   (continued)

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         SECTION 13.2.              Survival of Agreement, Representations and Warranties, etc...................89

         SECTION 13.3.              Successors and Assigns; Syndications; Loan Sales; Participations.............90

         SECTION 13.4.              Expenses; Documentary Taxes..................................................93

         SECTION 13.5.              Indemnification of the Agent, the Issuing Bank and the Lenders...............94

         SECTION 13.6.              CHOICE OF LAW................................................................95

         SECTION 13.7.              WAIVER OF JURY TRIAL.........................................................95

         SECTION 13.8.              WAIVER WITH RESPECT TO DAMAGES...............................................95

         SECTION 13.9.              No Waiver....................................................................96

         SECTION 13.10.             Extension of Payment Date....................................................96

         SECTION 13.11.             Amendments, etc..............................................................96

         SECTION 13.12.             Severability.................................................................97

         SECTION 13.13.             SERVICE OF PROCESS...........................................................97

         SECTION 13.14.             Headings.....................................................................98

         SECTION 13.15.             Execution in Counterparts....................................................98

         SECTION 13.16.             Subordination of Intercompany Indebtedness, Receivables and Advances.........98

         SECTION 13.17.             Confidentiality..............................................................98

         SECTION 13.18.             Entire Agreement.............................................................99

         SECTION 13.19.             Right of Set-Off.............................................................99
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                               TABLE OF CONTENTS

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
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Schedules                                                                             PAGE


1        Schedule of Commitments
3.1      List of Jurisdictions Where Credit Parties and their Subsidiaries are
         Qualified
3.6(a)   Credit Parties/Pledged Securities
3.6(b)   Beneficial Interest
3.7(a)   Items of Product
3.7(b)   Trademarks
3.8      Fictitious Names
3.10     Principal Executive Office/Location of Collateral
3.11     Litigation
3.17     Material Agreements
3.18(a)  Existing Indebtedness
3.18(b)  Existing Guaranties
3.18(c)  Existing Liens
3.23     Pledged Securities
3.25     Bank Accounts
8.3      Collection Accounts


Exhibits


A-1      Form of Revolving Note
A-2      Form of Term Note
B-1      Form of Copyright Security Agreement
B-2      Form of Copyright Security Agreement Supplement
C        Form of Laboratory Pledgeholder Agreement
D        Form of Borrowing Certificate
E        Form of Trademark Security Agreement
F        Form of Laboratory Access Letter
G        Opinion of Counsel to the Credit Parties
H        Form of Assignment and Acceptance
I        Form of Contribution Agreement
J        Form of Instrument of Assumption and Joinder
K        Form of Hallmark Cards Subordination and Support Agreement
L        Form of Limited Guarantee
L-1      Form of Hallmark Cards Letter of Credit
M-1      Amended and Restated Program License Agreement (Crown Media
         International)
M-2      Amended and Restated Program License Agreement (Crown Media United
         States)
N        HEDC Purchase Agreement
O        Hallmark Inducement Agreement
P        Form of Sale/Leaseback Power of Attorney

                                    CREDIT, SECURITY, GUARANTY AND PLEDGE
                                    AGREEMENT, dated as of August 31, 2001 among
                                    (i) CROWN MEDIA HOLDINGS, INC., a Delaware corporation (the "Borrower"), (ii) the GUARANTORS which are parties hereto from time to time, (iii) the LENDERS which are parties hereto from time to time and (iv) THE CHASE MANHATTAN BANK, a New York banking corporation, as Agent for the Lenders and as Issuing Bank.


                             INTRODUCTORY STATEMENT

                  All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

                  The Borrower has requested that the Lenders make available a $300,000,000 five-year secured credit facility (of which only $285,000,000 has been committed as of the date hereof) consisting of a term loan of $100,000,000 and a revolving credit facility of up to $200,000,000 (or such lesser amount as is available based upon amounts actually committed) which will be used (i) to pay HEDC for the acquisition of certain rights in the HEDC Library in an amount not to exceed $120,000,000 (or such lesser amount as represents the cash portion of the purchase price of the HEDC Library), (ii) to repay intercompany loans from Hallmark or HCC (subject to the limitations set forth herein), (iii) to fund the development, distribution, exploitation and acquisition of intellectual properties including feature films, television and video product and/or rights therein or thereto; (iv) for general working capital purposes, including acquisitions and the operation of the Borrower and its Subsidiaries; and (v) to fund the acquisition, distribution, marketing and other exploitation of movies-of-the-week, mini-series, cable, pay cable, first-run syndication, network and video programming.

                  To provide security for the repayment of the Loans and all other Obligations of the Credit Parties hereunder, the Credit Parties will provide the following to the Agent, for the benefit of itself, the Issuing Bank and the Lenders: (i) a security interest from the Credit Parties in the Collateral pursuant to Article 8 hereof which will include (x) the material contracts of the Credit Parties, including but not limited to, Platform Agreements, and (y) all of the Credit Parties' rights in copyrights, trademarks, tradenames and service marks; (ii) a guaranty from the Guarantors pursuant to
Article 10 hereof; (iii) a pledge of the capital stock or other ownership interest of the Guarantors, pursuant to Article 11 hereof and (iv) a security interest from the Borrower in the Cash Collateral Account.

                  Subject to the terms and conditions set forth herein, the Agent is willing to act as agent for the Lenders and each Lender is willing to make Loans to the Borrower and to participate in Letters of Credit in amounts in the aggregate at any one time outstanding not in excess of the Commitment of that Lender hereunder.

                  Accordingly, the parties hereto hereby agree as follows:

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1.       DEFINITIONS

                  For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the content otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

                  "Affiliate" shall mean any Person which directly or indirectly holds a controlling interest in, is controlled by, or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

                  "Agent" and "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as agent for the Lenders hereunder, and any successor agent appointed pursuant to Section 12.11 hereof.

                  "Agreement" and "Credit Agreement" shall mean this Credit, Security, Guaranty and Pledge Agreement, as it may be amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which The Chase Manhattan Bank is subject for new negotiable nonpersonal time deposits in Dollars of over US$100,000 with maturities approximately equal to three months. Statutory

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Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Base Rate Loan" shall mean a Loan bearing interest based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

                  "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                  "Applicable Margin" shall mean (i) in the case of Alternate Base Rate Loans, 2% per annum and (ii) in the case of Eurodollar Loans, 3% per annum.

                  "Assessment Rate" shall mean, for any date, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) as most recently estimated by the Agent for determining the then current net annual assessment rate that will be employed in determining amounts payable by The Chase Manhattan Bank to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at The Chase Manhattan Bank's domestic offices.

                  "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit H hereto, executed by the assignor, assignee and other parties as contemplated thereby.

                  "Authorized Officer" shall mean, with respect to any Person, its chief executive officer, chief operating officer or chief financial officer.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. 101 et seq.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowing" shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on any given day.

                  "Borrowing Certificate" shall be as defined in Section 4.2(d).

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in The City of New York or the City of Los Angeles are permitted to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

                  "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items included in cash flows (including Capital Leases) and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets or which is allocable to the acquisition of items of Product).

                  "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Collateral Account" shall be as defined in Section 9.1 hereof.

                  "Cash Equivalents" shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with any Lender or any commercial bank organized under the laws of the United States or a state thereof having a short-term deposit rating at the time of acquisition of at least A-2 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper issued by a Lender or the parent of a Lender with a rating at the time of acquisition of A-1 or A-2 or the equivalent thereof by Standard & Poor's Ratings Services or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition, (iv) repurchase agreements and reverse repurchase agreements with any Lender or any Affiliate of any Lender relating to marketable direct obligations issued or unconditionally backed by the full faith and credit of the United States, in each case maturing within one year from the date thereof and (v) marketable direct obligations issued by any state of the United States or any agency or instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

                  "Change in Control" shall mean (a) Hallmark Cards shall cease to own (directly or indirectly) at least 80% of the Equity Interests of Hallmark or (b) Hallmark shall cease to have (i) sufficient voting power to elect a majority of the Borrower's Board of Directors or (ii) beneficial ownership over a majority of the issued and outstanding Equity Interests of the Borrower having voting power.

                  "Change in Management" shall mean Robert Halmi Jr. shall cease for any reason, including, without limitation, termination of employment, death or disability (the term "disability" as used herein meaning an inability continuing for ninety (90) consecutive days to perform his executive functions), to perform his functions and services as Chairman of the Borrower, and the Borrower shall fail, for a period of 90 consecutive days following the earliest date that he may be considered disabled or shall have otherwise ceased to perform his executive functions with the Borrower to propose a replacement for him acceptable to the Required Lenders in their sole discretion.

                  "Charge Over Shares" shall mean a charge over shares to be delivered by the Borrower in favor of the Agent, in form and substance satisfactory to the Agent.

                  "Clearing Account" shall mean the account of the Borrower maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017-2070, designated as the "Crown Media, Inc. - Clearing Account", Account No. 323224679.

                  "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.1 have been satisfied or waived.

                  "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as heretofore and hereafter amended, as codified at 26 U.S.C. et seq., or any successor provision thereto.

                  "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including, but not limited to, all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks (other than any rights which such Credit Party may have in and to the "Hallmark" and "Odyssey" trademarks), trade names, insurance proceeds, cash, deposit accounts and the Pledged Securities, and any proceeds thereof, products thereof or income therefrom, further including, but not limited to, all of such Credit Party's right, title and interest in and to each and every item and type of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are now owned or hereafter owned by such Credit Party):

                           (i) all scenarios, screenplays and/or scripts at
every stage thereof;

                           (ii) all common law and/or statutory copyright and
other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of such item of Product and/or which are or will be incorporated into such item of Product, all component parts of such item of Product consisting of said literary properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with such item of Product, and all other literary material upon which such item of Product is based or from which it is adapted;

                           (iii) all motion picture rights in and to all music
and musical compositions used and to be used in such item of Product, if any, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

                           (iv) all tangible personal property relating to such
item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or other optical or electronic media or otherwise and all music sheets and promotional materials relating to such item of Product (collectively, the "Physical Materials");

                           (v) all collateral, allied, subsidiary and
merchandising rights appurtenant or related to such item of Product including, without limitation, the following rights: all rights to produce remakes, sequels or prequels to such item of Product, based upon such item of Product, said literary properties or the theme of such item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by streaming video or by other means over the internet or any other open or closed physical or wireless network or by any process analogous to any of the foregoing, now known or hereafter devised, such item of Product or any remake, sequel or prequel to the item of Product; all rights to produce primarily for television or similar use, a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon such item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in such item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, such item of Product, the title or titles of such item of Product, the characters of such item of Product and/or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to such item of Product, any remake, sequel or prequel thereof and/or said literary properties;

                           (vi) all statutory copyrights, domestic and foreign,
obtained or to be obtained on such item of Product, together with any and all copyrights obtained or to be obtained in connection with such item of Product or any underlying or component elements of such item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this definition, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

                           (vii) all insurance policies and completion
guaranties connected with such item of Product and all proceeds which may be derived therefrom;

                           (viii) all rights to distribute, sell, rent, license
the exhibition of and otherwise exploit and turn to account such item of Product, the Physical Materials, the motion picture rights in and to the story and/or other literary material upon which such item of Product is based or from which it is adapted, and the music and musical compositions used or to be used in such item of Product;

                           (ix) any and all sums, proceeds, money, products,
profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of such item of Product or any part of such item of Product, including, without limitation, all sums, proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of such item of Product and/or any of the elements of such item of Product including, without limitation, from collateral, allied, subsidiary and merchandising rights, and further including, without limitation, all monies held in any Collection Account;

                           (x) the dramatic, nondramatic, stage, television,
radio and publishing rights, title and interest in and to such item of Product, and the right to obtain copyrights and renewals of copyrights therein;

                           (xi) the name or title of such item of Product and
all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or any other applicable statutes, common law, or other rule or principle of law;

                           (xii) any and all contract rights and/or chattel
paper which may arise in connection with such item of Product;

                           (xiii) all accounts and/or other rights to payment
which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund or rebate in connection with a completion guaranty or otherwise, all accounts and/or rights to payment due from Persons in connection with the distribution of such item of Product, or from the exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with such item of Product;

                           (xiv) any and all "general intangibles" (as that term
is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in connection with the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Credit Party for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with such item of Product, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, or licenses for any photograph or photographic or other processes, and any and all general intangibles related to the distribution or exploitation of such item of Product including general intangibles related to or which grow out of the exhibition of such item of Product and the exploitation of any and all other rights in such item of Product set out in this definition;

                           (xv) any and all goods including, without limitation,
inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of such item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

                           (xvi) all and each of the rights, regardless of
denomination, which arise in connection with the acquisition, creation, production, completion of production, delivery, distribution, or other exploitation of such item of Product, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Administrative Agent, in order to complete production of such item of Product in the event that the Administrative Agent exercises any rights it may have to take over and complete production of such item of Product;

                           (xvii) any and all documents issued by any
pledgeholder or bailee with respect to such item of Product or any Physical Materials (whether or not in completed form) with respect thereto;

                           (xviii) any and all Collection Accounts or other bank
accounts established by such Credit Party with respect to such item of Product;

                           (xix) any and all rights of such Credit Party under
any License Agreements or Platform Agreements relating to such item of Product; and

                           (xx) any and all rights of such Credit Party under
contracts relating to the production or acquisition of such item of Product, including, but not limited to, all contracts which have been delivered to the Agent pursuant to this Credit Agreement.

                  "Collection Account" shall have the meaning given such term in
Section 8.3 hereof.

                  "Commitment" shall mean, collectively, the Term Loan Commitment and the Revolving Loan Commitment of each Lender.

                  "Commitment Fees" shall have the meaning given such term in
Section 2.7 hereof.

                  "Commitment Termination Date" shall mean the earlier to occur of: (i) August 30, 2006; and (ii) such earlier date on which the Total Commitment shall terminate in accordance with Section 2.8(a) or Article 7 hereof.

                  "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the consolidated net income of such Person for such period in accordance with GAAP.

                  "Consolidated Subsidiaries" shall mean, for any Person, all subsidiaries of such Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

                  "Contribution Agreement" shall mean the Contribution Agreement substantially in the form of Exhibit I hereto to be entered into by the Guarantors, as such Contribution Agreement may be amended, supplemented or otherwise modified from time to time.

                  "Controlled Foreign Corporation" shall mean a Subsidiary of the Borrower which is a "controlled foreign corporation" as defined in Section 957(a) of the Code or any successor provision thereto.

                  "Copyright Security Agreement" shall mean the Copyright Security Agreement, substantially in the form of Exhibit B-1 hereto, as the same may be amended or supplemented from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

                  "Copyright Security Agreement Supplement" shall mean a Supplement to the Copyright Security Agreement substantially in the form of Exhibit B-2 hereto.

                  "Credit Exposure" shall mean, without duplication, with respect to any Lender, the sum of such Lender's (i) aggregate outstanding Loans hereunder and (ii) Pro Rata Share of the then current L/C Exposure.

                  "Credit Parties" shall mean the Borrower and the Guarantors.

                  "Crown Media" shall mean Crown Media International, Inc., a Delaware corporation.

                  "Crown Media US" shall mean Crown Media United States, LLC, a Delaware limited liability company.

                  "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Borrower against fluctuations in currency values.

                  "Debenture" shall mean a debenture to be delivered by any U.K. Credit Party in favor of the Agent, in form and substance satisfactory to the Agent.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum for such period of (i) Consolidated Net Income, (ii) interest expenses deducted in computing Consolidated Net Income, (iii) provision for income taxes during such period,
(iv) total depreciation expense and (v) total amortization expense (other than costs associated with the HEDC Library and other similar costs which were not added back into EBITDA in connection with the five-year business plan presented to the Lenders prior to the date hereof), all as determined for such period in conformity with GAAP excluding non-cash extraordinary, unusual or non-recurring gains and losses (e.g., shutdown and consolidation expenses), recognizing that for purposes of this definition write-downs and amortization of capitalized film costs are not considered to be extraordinary, unusual or non-recurring.

                  "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.
Section 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Sections 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, and other such laws relating to the storage, transportation, treatment and disposal of Hazardous Materials into the air, surface water, ground water, land surface, subsurface strata or any building or structure and, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

                  "Equity Interest" shall mean shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in any Person or any warrants, options or other rights to acquire such interests.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 et seq., and the regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loan" shall mean a Loan bearing interest based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

                  "Events of Default" shall have the meaning given such term in
Article 7 hereof.

                  "Executive Officer" shall mean, with respect to any Person, its chief executive officer, chief operating officer, chief financial officer or executive or senior vice president.

                  "Existing Agreement" shall mean the Amended and Restated Credit and Security Agreement dated as of August 31, 1995 as amended and restated as of October 16, 1998 among Hallmark, certain of its Subsidiaries, the lenders party thereto and the Agent.

                  "Fee Letter" shall mean the letter agreement dated June 27, 2001, between the Borrower and the Agent.

                  "Fundamental Documents" shall mean this Credit Agreement, the Notes, the Contribution Agreement, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, UCC Financing Statements, the Charge Over Shares, the Debenture, the Hallmark Cards Subordination and Support Agreement, the Hallmark Inducement Agreement, the Limited Guarantee and any other ancillary agreement which is required to be or otherwise executed by such Credit Party and delivered to the Agent in connection with this Agreement and, in addition, with respect to the Borrower, the Notes.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied as in effect on the date hereof; provided, however, that if either the Required Lenders or the Borrower proposes that GAAP be modified as a result of any changes allowed by or in response to FASB releases or other authoritative pronouncements issued after the date hereof, the Required Lenders or the Borrower (as applicable) agree not to unreasonably withhold or delay their consent to any such proposal so long as such proposed modification would not affect the calculation of any of the financial covenants contained herein.

                  "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

                  "Granting Lender" has the meaning specified in Section 13.3.

                  "Guarantors" shall mean all existing Subsidiaries of the Borrower (other than H&H Programming Asia, LLC, Kermit (L) Ltd. and Odyssey Productions, Ltd.), and any other Subsidiaries which hereafter are required to become signatories to this Agreement pursuant to Section 5.15 hereof.

                  "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) or (y) the stated maximum liability under such Guaranty, whichever is less.

                  "Hallmark" shall mean Hallmark Entertainment, Inc., a Delaware corporation.

                  "Hallmark Cards" shall mean Hallmark Cards, Incorporated, a Missouri corporation.

                  "Hallmark Cards Letter of Credit" shall mean the Letter of Credit issued by Credit Suisse First Boston or an Affiliate on behalf of HCC for the benefit of the Borrower, and substantially in the form of Exhibit L-1 hereto.

                  "Hallmark Cards Subordination and Support Agreement" shall mean the subordination and support agreement from Hallmark Cards substantially in the form of Exhibit K hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Hallmark Inducement Agreement" shall mean the Hallmark Inducement Agreement substantially in the form of Exhibit O hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

                  "HCC" shall mean HC Crown Corp., a Delaware corporation.

                  "HCC Promissory Note" shall mean the promissory note dated as of August 31, 2001 among the Borrower, as borrower, Crown Media International, Inc. and Crown Media United States, LLC, as guarantors, and HCC, as lender.

                  "HEDC" shall mean Hallmark Entertainment Distribution, LLC, a Delaware limited liability company.

                  "HEDC Library" shall mean the seven hundred two titles in which the Borrower is to obtain certain rights pursuant to the HEDC Purchase Agreement.

                  "HEDC License Agreements" shall mean (i) prior to the Closing Date, the Program License Agreement dated as of July 1, 1999 between HEDC and Crown Media and, subsequent to the Closing Date, the amended and restated version thereof substantially in the form of Exhibit M-1 hereto and (ii) prior to the Closing Date, the Program License Agreement dated as of November 13, 1998 between HEDC and Crown Media US and, subsequent to the Closing Date, the amended and restated version thereof substantially in the form of Exhibit M-2 hereto.

                  "HEDC Purchase Agreement" shall mean the Purchase and Sale Agreement dated as of April 10, 2001 between HEDC and the Borrower pursuant to which the Borrower is acquiring rights in the HEDC Library, a copy of which is attached hereto as Exhibit N.

                  "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; (v) obligations of such Person under synthetic leases or financing leases (but not operating leases); and (vi) indebtedness of others of the type described in clauses (i), (ii), (iii), (iv) and (v) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (vi) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person and the fair market value of the assets of such Person which secure such other indebtedness).

                  "Initial Date" shall mean (i) in the case of the Agent and the Issuing Bank, the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

                  "Instrument of Assumption and Joinder" shall mean an Instrument of Assumption and Joinder substantially in the form of Exhibit J hereto.

                  "Interest Coverage Ratio" shall mean, for any period, in respect of the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA of such Persons for such period to (b) the Interest Expense of such Persons with respect to the corresponding period.

                  "Interest Deficit" shall have the meaning given such term in
Section 2.16 hereof.

                  "Interest Expense" shall mean, for any period in respect of the Borrower and its Subsidiaries, the sum of (a) the interest expense (including the interest component in respect of Capital Lease obligations), plus
(b) all commitment fees, letter of credit fees, issuing bank fees, or similar fees paid by such Persons during such period in respect of any Indebtedness, plus (c) the net amounts paid by such Persons during such period in connection with any Interest Rate Protection Agreement, Currency Agreement or other hedging arrangement, plus (d) any dividends or similar amounts paid by such Persons during such period in respect of any preferred stock.

                  "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of at least six months, the last day of such Interest Period and, in addition, each date during such Interest Period that is an integral multiple of three months from the commencement of such Interest Period and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of September 2001).

                  "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date of such Loan or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six or twelve months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Maturity Date, (iii) interest shall accrue from and including the first day of such Interest Period to but excluding the last date of such Interest Period and (iv) no Interest Period of six or twelve months may be selected unless such Interest Period is available from all of the Lenders.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates.

                  "Interest Rate Type" shall have the meaning given such term in
Section 2.3 hereof.

                  "Investment" shall mean any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), any purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment to make any such purchase, or any other investment.

                  "Issuing Bank" shall mean (i) The Chase Manhattan Bank, a New York banking corporation, in its capacity as such or (ii) such successor as may be appointed pursuant to Section 12.12 hereof.

                  "Laboratory" shall mean any laboratory acceptable to the Agent which is located in the United States and is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

                  "Laboratory Access Letter" shall mean a letter agreement among
(i) a Laboratory holding any elements of any Product to which any Credit Party has the right of access, (ii) such Credit Party and (iii) the Agent, substantially in the form of Exhibit F hereto or a form otherwise acceptable to the Agent.

                  "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (without duplication) the face amount of all drafts which have been presented or accepted under Letters of Credit but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of a Loan hereunder.

                  "Lender" and "Lenders" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to
Section 13.3(b).

                  "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Agent from time to time.

                  "Letter of Credit" shall mean a letter of credit issued pursuant to Section 2.4.

                  "Leverage Ratio" shall mean, as at any date of determination, in respect of the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the aggregate principal amount of Indebtedness of such Persons as at such date of determination (excluding, for these purposes, (i) preferred stock (no matter how classified under GAAP) and (ii) non-interest bearing obligations of such Persons owing to Affiliates thereof) to (b) EBITDA of such Persons for the 12-month period ending on such date of determination.

                  "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to The Chase Manhattan Bank's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of The Chase Manhattan Bank in immediately available funds in the London interbank market for eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of The Chase Manhattan Bank, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board of Governors of the Federal Reserve System. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

                  "Library Credit" shall mean 50% of the most recent library valuation delivered to the Agent by the Borrower pursuant to Section 4.1,
Section 5.1(h) or Section 5.1(i) (it being understood that such valuation will be determined based on the net present value of all cash flows of the Borrower (with cash flows for sold rights to be determined based on the net receivables relating thereto and the cash flows for unsold rights to be based on an estimate of the anticipated net cash flows relating thereto)), subject to the Agent's approval as set forth herein; provided, however, that all rights under license agreements for which HEDC retains rights and obligations pursuant to the HEDC Purchase Agreement shall not be included in such valuation. The Library Credit will be adjusted immediately upon receipt of the valuation contemplated by Section 5.1(h); provided, however, that the Agent may object to the amount contained in such valuation and may then determine the Library Credit to be a lesser amount provided that the Agent shall have notified the Borrower in writing of such objection and the reasons therefor. In the event the valuation is not received within 30 days after it is due from the Borrower, the Agent may determine the Library Credit in its discretion. The Library Credit will be reduced immediately upon receipt of any valuation pursuant to Section 5.1(i) to the extent that such valuation indicates that a decrease is to be made but shall be increased only to the extent that the Agent shall have notified the Borrower in writing that the methodology used and the end result is reasonably satisfactory to it.

                  "License Agreements" shall mean any and all agreements entered into by any Credit Party pursuant to which such Credit Party acquires license rights in any item of Product (including the HEDC License Agreements).

                  "Lien" shall mean any mortgage, pledge, security interest, copyright mortgage, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "Limited Guarantee" shall mean a Limited Guarantee Agreement and Acknowledgment by Hallmark Cards in favor of the Agent substantially in the form attached hereto as Exhibit L, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Loans" shall mean the Revolving Credit Loans and/or the Term Loans.

                  "Margin Stock" shall be as defined in Regulation U of the Board.

                  "Material Adverse Effect" shall mean any change or effect that
(a) has a materially adverse effect on the business, assets, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) materially impairs the ability of any Credit Party to perform its respective obligations under the Fundamental Documents to which it is a party, (c) materially impairs the validity or enforceability of, or materially impairs the security interests, rights, remedies or benefits available to the Agent or the Lenders under any of the Fundamental Documents; (d) has a material adverse effect on the Collateral or the Pledged Securities taken as a whole, or (e) results in a decrease in the amount of the Library Credit to an amount less than the greater of (i) the aggregate amount of the Commitments then in effect and (ii) the sum of outstanding Loans plus the L/C Exposure.

                  "Maturity Date" shall mean August 31, 2006.

                  "Multiemployer Plan" shall mean a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five preceding plan years made or accrued an obligation to make contributions.

                  "Net Cash Proceeds" shall mean cash payments received in exchange for the issuance of any debt or equity security by any Credit Party net of commissions and other reasonable fees and expenses incurred, any taxes payable and reasonably estimated income taxes payable with respect to the fiscal year during which such issuance occurs, as a consequence of any repatriation of such cash payments.

                  "Net Worth" shall mean the amount of total stockholders' equity (including capital stock and retained earnings and deficit) of the Borrower and its Consolidated Subsidiaries.

                  "Note" or "Notes" shall mean the Term Note(s) and/or the Revolving Credit Note(s).

                  "Obligations" shall mean the obligation of the Borrower to make due and punctual payment of (i) principal of and interest on the Loans, the Commitment Fees, any reimbursement obligations (current or contingent) in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of the Borrower to the Agent, the Issuing Bank or any Lender under this Agreement, the Notes, any other Fundamental Document or the Fee Letter,
(ii) all amounts payable by the Borrower to any Lender under any Currency Agreement or Interest Rate Protection Agreement, provided that the Administrative Agent shall have received written notice thereof within ten (10) Business Days after execution of such Currency Agreement or Interest Rate Protection Agreement and (iii) amounts payable to any Lender or any of its Affiliates in connection with any bank account maintained by the Borrower or any other Credit Party at any Lender or any such Affiliate or any other banking services provided to the Borrower or any other Credit Party by any Lender or any such Affiliate.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Percentage" shall mean each Lender's percentage share of the Total Commitment as set forth in the Schedule of Commitments opposite the name of such Lender in the column captioned "Percentage" (as the same may be modified pursuant to any Assignment and Acceptance to which such Lender is a party).

                  "Permitted Encumbrances" shall mean Liens permitted under
Section 6.2 hereof.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Materials" shall have the meaning given to such term in paragraph (iv) of the definition of "Collateral" herein.

                  "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by any Credit Party or any ERISA Affiliates, or with respect to which any Credit Party could otherwise have any liability.

                  "Platform Agreements" shall mean any and all agreements entered into by a Credit Party with a television distributor pursuant to which the television distributor agrees to deliver channels owned by a Credit Party to subscribers in exchange for a fee.

                  "Pledged Collateral" shall mean the Pledged Securities and any proceeds (as defined in Section 9-102(a)(64) of the UCC) of the Pledged Securities.

                  "Pledged Securities" shall mean all of the issued and outstanding capital stock or other equity interests of each of the Guarantors directly or indirectly owned by the Borrower (other than any Controlled Foreign Corporation which the Borrower has elected to pledge only 65% of the stock of such Controlled Foreign Corporation) and all other equity securities or interests now owned or hereafter acquired by any of the Credit Parties, including without limitation the securities listed in Schedule 3.6(a) hereto.

                  "Pledgeholder Agreement" shall mean a Laboratory Pledgeholder Agreement among a Credit Party, the Agent, and one or more Laboratories located within the continental United States, substantially in the form of Exhibit C hereto, or in such other form as shall be acceptable to the Agent.

                  "Pledgor" shall mean those Credit Parties that own any Pledged Securities.

                  "Prepayment Date" shall have the meaning given to such term in
Section 2.11(h) hereof.

                  "Product" shall mean any movie-of-the-week, episode of a television series, mini-series, motion picture, film, videotape or other program produced for television release or for release in any other medium, shown on network, free, cable, pay and/or other television medium (including without limitation first run syndication) in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed. The term "Product" shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of any of the Credit Parties, and all rights therein and thereto, of every kind and character.

                  "Pro Rata Share" shall mean with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with each Lender's Percentage.

                  "Regulation D", "Regulation T", "Regulation U" and "Regulation X" shall mean such regulation of the Board.

                  "Reportable Event" shall mean any reportable event as described in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

                  "Required Lenders" shall mean (i) the Lenders holding at least 51% of the outstanding Credit Exposure or (ii) if at the time there is zero Credit Exposure, the Lenders holding at least 51% of the Total Commitment.

                  "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of any Equity Interest in a Credit Party or an Affiliate, in each case whether now or hereafter outstanding;
(ii) any redemption or other acquisition or re-acquisition by a Credit Party of any Equity Interest in a Credit Party or an Affiliate, in each case whether now or hereafter outstanding; (iii) any payment by a Credit Party of principal of, premium or liquidated damages, if any, interest on, fees in relation to, or any redemption, purchase, retirement, defeasance, sinking fund, or any other payment with respect to, any Subordinated Debt, or any reduction of HCC's funding commitment under the HCC Promissory Note; (iv) any payment in relation to the
Schedule 1.5 Obligations (whether to Hallmark, Hallmark Cards, any Affiliate thereof or any third party unaffiliated therewith); and (v) any other payment (whether in cash or in kind) to Hallmark, Hallmark Cards, or any Affiliate thereof.

                  "Revolving Credit Commitment" shall mean the commitment of each Lender to make Revolving Credit Loans to the Borrower and to participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite its name under the column entitled "Revolving Credit Commitment" in the Schedule of Commitments appearing in
Schedule 1, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Revolving Credit Loans" shall mean the loans made hereunder in accordance with the provisions of Section 2.1(a) or 2.1(b), whether made as a Eurodollar Loan or an Alternate Base Rate Loan, as permitted hereby.

                  "Revolving Credit Notes" shall have the meaning given such term in Section 2.5(a) hereof.

                  "Schedule 1.5 Obligations" shall mean the obligations referred to in Schedule 1.5 of the HEDC Purchase Agreement, as assumed by the Borrower pursuant to the HEDC Purchase Agreement.

                  "S.E.C." shall mean the Securities and Exchange Commission or any successor thereto.

                  "Sale/Leaseback Powers of Attorney" shall mean powers of attorney executed by HEDC appointing the Borrower as its attorney-in-fact in connection with each sale/leaseback transaction to which HEDC or any of its predecessors in interest is a party, each substantially in the form of Exhibit P hereto.

                  "SPC" has the meaning specified in Section 13.3.

                  "Subordinated Debt" or "Subordinated Indebtedness" shall mean all Indebtedness or other obligations of the Borrower subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Agent and the Required Lenders in their sole discretion. For the avoidance of doubt, the terms "Subordinated Debt" and "Subordinated Indebtedness" shall include, without limitation, the "Subordinated Obligations" (as such term is defined in the Hallmark Cards Subordination and Support Agreement).

                  "Subscriber" shall mean any Person or location that receives a channel owned or operated by a Credit Party either directly from a pay television distributor party to a Platform Agreement or from cable operators to whom such pay television distributors sublicense the right to distribute such channel.

                  "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. For the avoidance of doubt, HM Holdings of Delaware, LLC and Hallmark India Private Limited shall be considered "Subsidiaries" for all purposes hereof.

                  "Term Loan Commitment" shall mean the commitment of each Lender to make a Term Loan to the Borrower up to an aggregate amount not in excess of the amount set forth (i) opposite its name under the column entitled "Term Loan Commitment" in the Schedule of Commitments appearing in Schedule 1, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Term Loans" shall mean the loans made hereunder in accordance with the provisions of Section 2.2(a).

                  "Term Notes" shall have the meaning given such term in Section 2.5(b) hereof.

                  "Total Commitment" shall mean the aggregate amount of the Commitments.

                  "Trademark Security Agreement" shall mean the Trademark Security Agreement substantially in the form of Exhibit E hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Agreement.

2.       THE LOANS

         SECTION 2.1. Revolving Credit Loans. (a) Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make its Pro Rata Share of Revolving Credit Loans to the Borrower on any Business Day and from time to time from the Closing Date and prior to the Commitment Termination Date, each in an amount which when added to the aggregate principal amount of all Revolving Credit Loans then outstanding to the Borrower from such Lender and such Lender's Pro Rata Share of the then-current L/C Exposure does not exceed such Lender's Revolving Credit Commitment. Furthermore, no Revolving Credit Loan shall be made which would result in the sum of (x) the aggregate principal amount of all outstanding Revolving Credit Loans and Term Loans and
(y) the then-current L/C Exposure exceeding the amount of the Library Credit then in effect.

                  (b) Subject to the terms hereof, the Borrower may borrow, repay and reborrow amounts constituting the Revolving Credit Commitments.

                  (c) Subject to Section 2.2 hereof, the Loans shall be made at such times as the Borrower shall request, but the Lenders shall not be required to make Loans hereunder more often than once each calendar week.

                  (d) Payments of the Revolving Credit Loans which are not made as a result of an optional or mandatory termination or reduction of the Revolving Credit Commitments shall not reduce the Revolving Credit Commitments.

         SECTION 2.2. Term Loans. (a) Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make its Pro Rata Share of the Term Loans to the Borrower on the Closing Date in a principal amount not exceeding the amount of such Lender's Term Loan Commitment.

                  (b) Once repaid, amounts constituting the Term Loan Commitments may not be reborrowed.

         SECTION 2.3. Making of Loans. (a) Each Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan (each such type of Loan, an "Interest Rate Type") as the Borrower may request subject to and in accordance with this Section. The Borrower shall give the Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of (i) at least three Business Days for a Borrowing which is to consist of Eurodollar Loans and (ii) at least one Business Day for a Borrowing which is to consist of Alternate Base Rate Loans. Each such notice in order to be effective must be received by the Agent not later than 1:00 p.m., New York City time, on the day required and shall specify the date (which shall be a Business Day) on which such Borrowing is to be made and the aggregate principal amount of the requested Borrowing. Each such notice shall be irrevocable and shall specify whether the Borrowing then being requested is to consist of Alternate Base Rate Loans or Eurodollar Loans, and in the case of Eurodollar Loans, the Interest Period or Interest Periods with respect thereto. If no election of an Interest Period is specified in such notice in the case of a Borrowing consisting of Eurodollar Loans, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Borrowing, such notice shall be deemed a request for a Borrowing consisting of Alternate Base Rate Loans. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than ten
(10) separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (determined in accordance with Section 2.10(c) hereof).

                  (b) The Agent shall promptly notify each Lender of its proportionate share of each Borrowing under this Section, the date of such Borrowing, the Interest Rate Type of each Loan being requested and the Interest Period or Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the offices of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Donna Montgomery, for credit to the Clearing Account no later than 1:00 p.m., New York City time, in Federal or other immediately available funds. Upon receipt of any funds to be made available by the Lenders to fund any Borrowing hereunder, the Agent shall disburse such funds by depositing them into an account specified by the Borrower.

                  (c) Each Lender may at its option fulfill its obligation to make Eurodollar Loans by causing a foreign branch or affiliate to fund such Eurodollar Loans, provided that any exercise of such option shall not affect the obligation of the Borrower to repay the Loans in accordance with the terms hereof and of the Notes. Subject to the other provisions of this Section, Loans of more than one type may be outstanding at the same time.

                  (d) The amount of any Borrowing of new funds hereunder shall be in an aggregate principal amount of $500,000 for Alternate Base Rate Loans and $1,000,000 for Eurodollar Loans (or such lesser amount as shall equal the available but unused portion of the Revolving Credit Commitments) or such greater amount which is an integral multiple of $500,000.

         SECTION 2.4. Letters of Credit. (a) Upon the terms and subject to the conditions hereof, the Issuing Bank agrees, upon the request of the Borrower, to issue Letters of Credit, payable in Dollars from time to time after the Closing Date and prior to the 30th day prior to the Commitment Termination Date, provided that (i) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit, if after giving effect thereto, (A) the sum of the then-current L/C Exposure plus the aggregate amount of all outstanding Revolving Credit Loans and Term Loans would exceed the amount of the Library Credit then in effect, (B) the sum of the then-current L/C Exposure plus the aggregate amount of all outstanding Revolving Credit Loans would exceed the Revolving Credit Commitment then in effect, or (C) the sum of the then-current L/C Exposure would exceed $20,000,000 and (ii) in no event shall the Issuing Bank be required to issue any Letter of Credit having an expiration date (x) later than the tenth Business Day prior to the Commitment Termination Date or (y) more than one year after its date of issuance.

                           (i) Immediately upon the issuance of each Letter of
Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

                           (ii) Each Letter of Credit may, at the option of the
Issuing Bank, provide that the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence or continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Issuing Bank shall deposit the funds in question in a segregated account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

                  (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Agent and the Issuing Bank a written notice no later than 1:00 p.m. (New York time) at least five Business Days prior to the proposed date of issuance. That notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon reasonable request of the Issuing Bank or the Agent, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall provide a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, however, that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Upon issuance of each Letter of Credit, the Issuing Bank shall notify the Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Agent shall notify each Lender of the issuance and the amount of such Lender's respective participation in the applicable Letter of Credit.

                  (c) The acceptance and payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as adopted or amended from time to time. The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. Except as otherwise required by Applicable Law which cannot be waived, the Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  (d) If the Issuing Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred), the Issuing Bank shall give notice of such payment to the Borrower, the Agent and the Lenders and each Lender hereby authorizes and requests the Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in such Letter of Credit and agrees promptly to reimburse the Issuing Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf by the Issuing Bank. If any such reimbursement is not made by any Lender in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the New York Federal Funds Market for the three
(3) Business Days following the time such Lender fails to make the reimbursement and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (e) The Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Commitment Termination Date, then payment by the Issuing Bank of such draft shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Issuing Bank makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Commitment Termination Date or at the time when an Event of Default or Default shall have occurred and then be continuing, then the Borrower shall immediately pay to the Issuing Bank, in immediately available funds, the full amount of such draft together with interest thereon at a rate per annum of 2% in excess of the rate then in effect for Alternate Base Rate Loans from the date on which the Issuing Bank makes such payment of such draft until the date it receives full reimbursement for such payment from the Borrower. The Borrower further agrees that the Issuing Bank may reimburse itself for such drawing, first, from amounts in the Clearing Account, second, from amounts in the Collection Account, and third, from the balance in any other account of the Borrower maintained with the Issuing Bank.

                  (f) The Borrower shall pay the following amounts to the Issuing Bank for its own account with respect to Letters of Credit issued by it hereunder:

                  (A) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                  (B) a fronting fee payable to the Issuing Bank equal to 1/4 of 1% of the face amount of any Letter of Credit issued hereunder payable upon the issuance of such Letter of Credit.

                  (g) The Borrower agrees to pay to the Agent for distribution to each Lender in respect of its L/C Exposure, such Lender's Pro Rata Share of a commission (calculated on the basis of a 360-day year) equal to 3% per annum of the daily average L/C Exposure. Such commission shall be due and payable in arrears on and through the last Business Day of each March, June, September and December (commencing the last Business Day of September, 2001) prior to the Commitment Termination Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Commitment Termination Date and the expiration of the last outstanding Letter of Credit.

                  (h) Promptly upon receipt by the Issuing Bank or the Agent of any amount described in Section 2.4(g), or any amount described in Section 2.4(e) previously reimbursed to the Issuing Bank by the Lenders, the Issuing Bank or the Agent (as applicable) shall distribute to each Lender its Pro Rata Share of such amount.

                  (i) [INTENTIONALLY OMITTED.]

                  (j) If, at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Issuing Bank may, and if directed by the Required Lenders shall, require the Borrower to deliver to the Issuing Bank Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Required Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Maturity Date, (i) no Default or Event of Default is then continuing, then the Agent shall return all of such Cash Equivalents and collateral relating to such deposit to the Borrower if requested by it or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the Cash Equivalents delivered to the Agent hereunder shall exceed the then current L/C Exposure, then such excess shall first be applied to pay any Obligations then due under this Credit Agreement and the remainder shall be returned to the Borrower.

                  (k) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.4 shall remain in full force and effect until the Agent, the Issuing Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

         SECTION 2.5. Notes; Repayment. (a) The Revolving Credit Loans made by each Lender hereunder shall be evidenced by a Revolving Credit promissory note substantially in the form of Exhibit A-1 hereto (each a "Revolving Credit Note" and collectively the "Revolving Credit Notes") in the face amount of such Lender's Revolving Credit Commitment, payable to the order of such Lender, duly executed by the Borrower and dated the date hereof. The outstanding principal balance of each Revolving Credit Loan as evidenced by a Revolving Credit Note shall be payable in full on the Maturity Date, subject to acceleration as provided in Article 7.

                  (b) The Term Loan made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A-2 (each a "Term Note" and collectively the "Term Notes") in the face amount of such Lender's Term Loan, payable to the order of such

Lender, duly executed on behalf of the Borrower and dated the date hereof. The principal amount of the Term Loans as evidenced by the Term Notes shall be payable in full on the Maturity Date subject to acceleration as provided in
Article 7 hereof.

                  (c) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.6 hereof. Each Lender and the Agent on its behalf is hereby authorized by the Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Notes; provided, however, that the failure of any Lender or the Agent to set forth such Loans, principal payments or other information shall not in any manner affect the obligations of the Borrower to repay such Loans.

         SECTION 2.6. Interest on Loans. (a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin for Eurodollar Loans. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, on the Maturity Date and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

                  (b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. Interest shall be payable on each Alternate Base Rate Loan on each applicable Interest Payment Date and on the Maturity Date.

                  (c) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum permitted by Applicable Law.

         SECTION 2.7. Commitment Fees and Other Fees. (a) The Borrower agrees to pay to the Agent (for the account of each Lender in accordance with its Percentage) on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of September 2001) prior to the Commitment Termination Date and on the Commitment Termination Date, an aggregate fee (the "Commitment Fees") of 0.5% per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, on the average daily amount by which the aggregate amount of the Revolving Credit Commitments, as they may be reduced in accordance with the provisions of this Agreement, exceeds the sum of the principal balance of Revolving Credit Loans outstanding plus the L/C Exposure during the preceding period or quarter. Such Commitment Fees shall commence to accrue on the date on which this Agreement is fully executed and shall cease to accrue on the Commitment Termination Date.

                  (b) In addition, the Borrower agrees to pay to the Agent and/or the Lenders, as the case may be (without duplication) the various fees referred to in the Fee Letter.

         SECTION 2.8. Termination or Reduction of Revolving Credit Commitments.
(a) Upon written, facsimile or telephonic (promptly confirmed in writing) notice to the Agent, which notice must be received by the Agent not later than 1:00 p.m. New York City time on the same Business Day, the Borrower may at any time permanently terminate the Revolving Credit Commitments in their entirety or from time to time permanently reduce the Revolving Credit Commitments in part. Each such reduction shall be in a minimum aggregate amount of $5,000,000 (or such lesser amount as is the aggregate of the Revolving Credit Commitments) or such greater amount which is an integral multiple of $1,000,000; provided, however, that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal balance of the Revolving Credit Loans then outstanding plus the L/C Exposure.

                  (b) Simultaneously with each such termination or reduction of the Revolving Credit Commitments, the Borrower shall pay to the Agent for the account of the Lenders all accrued and unpaid Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced through the date of such termination or reduction.

                  (c) Any reduction of the Revolving Credit Commitments pursuant to this Section shall be made among the Lenders ratably in accordance with their respective Percentages.

         SECTION 2.9. Default Interest; Alternate Rate of Interest. (a) So long as an Event of Default shall have occurred and be continuing (after, as well as before a judgment), the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on any then unpaid amount of the Obligations at a rate per annum (i) for the remainder of the then current Interest Period for each Eurodollar Loan, equal to 2% in excess of the rate then in effect for such Eurodollar Loan and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, equal to 2% in excess of the rate then in effect for Alternate Base Rate Loans.

                  (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, (i) the Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Eurodollar Loan are not generally available in the London interbank market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period or (ii) the Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lender or the Agent, as applicable, to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (or conversion to or continuation as Eurodollar Loans pursuant to Section 2.10), made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed a request for Alternate Base Rate Loans; provided, however, that in the circumstances described in clause (i) above such deemed request shall only apply to the affected Lender's Loan.

         SECTION 2.10. Continuation and Conversion of Loans. The continuation or conversion of any Loan pursuant to this Section 2.10 does not constitute a repayment and a reborrowing hereunder and is not subject to the conditions set forth in Section 4.2, and the designation of a Loan as an Alternate Base Rate Loan or Eurodollar Loan, and the designation of applicable Interest Periods, is merely a mechanism for determining the interest rate applicable to such Loan.

The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue such Eurodollar Loan for a successive Interest Period, or (ii) to convert any Alternate Base Rate Loan to a Eurodollar Loan, subject to the following:

                  (a) the Borrower shall give the Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each continuation or conversion hereunder of at least three (3) Business Days for each continuation or conversion hereunder; such notice shall be irrevocable and to be effective must be received by the Agent on the day required not later than 1:00 p.m., New York City time;

                  (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of a Eurodollar Loan into a subsequent Interest Period;

                  (c) no Alternate Base Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion and after giving effect to any concurrent prepayment of Loans, an aggregate of more than ten (10) separate Eurodollar Loans would be outstanding hereunder with respect to each Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Loans even if made on the same date);

                  (d) if fewer than all Eurodollar Loans and Alternate Base Rate Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans held by the Lenders immediately prior to such continuation or conversion;

                  (e) the aggregate principal amount of Loans continued as or converted to Eurodollar Loans as part of the same borrowing shall be $1,000,000 or such greater amount which is an integral multiple of $500,000;

                  (f) accrued interest on any Eurodollar Loan (or portion thereof) being continued or converted shall be paid by the Borrower at the time of continuation or conversion;

                  (g) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

                  (h) if a Eurodollar Loan is converted to another type of Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.11(b) shall be paid upon such conversion; and

                  (i) each request for a continuation as or conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be (i) continued as a Eurodollar Loan with an Interest Period of one month or
(ii) converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period at the Agent's discretion. The Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

         SECTION 2.11. Prepayment of Loans; Reimbursement of Lenders. (a) Subject to the terms of paragraph (b) of this Section 2.11, the Borrower shall have the right at its option at any time and from time to time to prepay (i) the Alternate Base Rate Loans, in whole or in part, upon at least one Business Day's written, facsimile or telephonic (promptly confirmed in writing) notice, in the principal amount of $500,000 or such greater amount which is an integral multiple of $500,000 and (ii) any Borrowings of Eurodollar Loans, in whole or in part, upon at least three Business Days' written, facsimile or telephonic (promptly confirmed in writing) notice, in the principal amount of $1,000,000 or such greater amount which is an integral multiple of $500,000. Each notice of prepayment shall specify the prepayment date, the Loans to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loans in the amount and on the date stated therein. Such notice shall also specify the expected principal amount of Loans to be outstanding after giving effect to such prepayment.

                  (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) by any prepayment (for any reason) of any Eurodollar Loan if such Loan is repaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under
Section 2.3(a) or continuation or conversion under Section 2.10(a) in respect of Eurodollar Loans, such Loan is not made, continued or converted on the first day of the Interest Period specified in such notice for any reason other than (I) a suspension or limitation under Section 2.9(b) of the right of the Borrower to select a Eurodollar Loan or (II) a breach by the Lenders of their obligation hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to
Section 2.6 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (B) the amount realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan so continued or converted during the period referred to above. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.

                  (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.11(a), the Borrower on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower and the Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.

                  (d) Net Cash Proceeds not used to make Restricted Payments permitted pursuant to Section 6.5(vii) shall, within ten days of receipt thereof, be remitted to the Agent to be applied as a prepayment of the Revolving Credit Loans for the pro rata account of each Lender.

                  (e) The outstanding principal amount of the Loans shall be repaid immediately to the extent that the aggregate amount of the Loans plus the L/C Exposure exceeds the Total Commitment then in effect.

                  (f) If at any time the sum of the aggregate principal amount of all Loans outstanding plus the then current L/C Exposure exceeds the Library Credit, the Borrower shall immediately prepay outstanding Loans or deposit Cash Equivalents in the Cash Collateral Account to the extent necessary to eliminate such excess.

                  (g) Simultaneously with each termination and/or reduction of the Total Commitment pursuant to Section 2.8, the Borrower shall pay to the Agent for the account of the Lenders the amount, if any, by which the sum of the aggregate outstanding principal amount of the Loans and the L/C Exposure exceeds the reduced Total Commitment, all accrued and unpaid interest thereon and the Commitment Fees on the amount of the Total Commitment so terminated or reduced through the date thereof.

                  (h) If on any day on which the Loans would otherwise be required to be prepaid but for the operation of this Section 2.11(h) (each, a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of the Loans which consist of Alternate Base Rate Loans, and no Default or Event of Default is then continuing, then on such Prepayment Date the Borrower may, at its option, deposit Dollars into the Cash Collateral Account in an amount equal to such excess. If the Borrower makes such deposit (i) only the outstanding Alternate Base Rate Loans that are also Revolving Credit Loans shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period in effect after such Prepayment Date the Agent is irrevocably authorized and directed to apply funds from the Cash Collateral Account (and liquidate investments held in the Cash Collateral Account as necessary) to prepay Eurodollar Loans that are also Revolving Credit

Loans for which the Interest Period is then ending until the aggregate of such prepayments equals the prepayment which would have been required on such Prepayment Date but for the operation of this Section 2.11(h); provided, however, that if there are no outstanding Revolving Credit Loans, or the amount of outstanding Revolving Credit Loans is less than the required prepayment, then the outstanding Term Loans that are also Alternate Base Rate Loans shall be required to be prepaid on such Prepayment Date and on the last day of each Interest Period the Agent may apply funds in the Cash Collateral Account to prepay Eurodollar Loans that are also Term Loans as set forth in clause (ii) herein.

                  (i) Unless otherwise designated in writing by the Borrower, all prepayments shall be applied to the applicable principal payment set forth in this Section 2.11, first to that amount of such applicable principal payment then maintained as Alternate Base Rate Loans, and then to that amount of such applicable principal payment maintained as Eurodollar Loans in order of the scheduled expiry of Interest Periods with respect thereto.

                  (j) All prepayments (other than prepayments of Alternate Base Rate Loans) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to the date of prepayment.

         SECTION 2.12. Change in Circumstances. (a) In the event that after the Initial Date hereof any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clause (ii),
(iii) or (iv) below, any change in conditions shall occur which shall:

                           (i) subject any Lender to, or increase the net amount
of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

                           (ii) change the basis of taxation of any payment to
any Lender of principal or any interest on any Eurodollar Loan or other fees and amounts payable hereunder, or any combination of the foregoing other than withholding tax imposed by the United States of America as applicable, or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America or by the jurisdiction in which such Lender or Lending

Office is incorporated or carries on business, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

                           (iii) impose, modify or deem applicable any reserve,
deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of such Lender; or

                           (iv) impose upon such Lender or the London interbank
market any other condition with respect to the Eurodollar Loans, any Letter of Credit or this Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender, or to require such Lender to make any payment in connection with any Eurodollar Loan, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

                  (b) If at any time and from time to time after the Initial Date any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the Initial Date regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to Loans made or Letters of Credit issued or participated in by such Lender hereunder.

                  (c) Each Lender shall deliver to the Borrower and the Agent from time to time, one or more certificates setting forth the amounts due to such Lender under paragraphs (a) and (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Agent for the account of each such Lender the amounts shown as due on any such certificate within ten Business Days after its receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

                  (d) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost under Section 2.9(b) or this
Section 2.12 or (ii) would require the Borrower to pay an increased amount under
Section 2.9(b) or this Section 2.12, it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit as required by Section 2.4, through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans or Letters of Credit would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans or Letters of Credit pursuant to Section 2.11(b) or this Section 2.12 would be materially reduced or the taxes or other amounts otherwise payable under Section 2.9(b) or this Section 2.12 would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans or the participation in such Letters of Credit through such other Lending Office would not otherwise materially adversely affect such Loans, such Letters of Credit or such Lender.

         SECTION 2.13. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.11(b), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below. Such Lender's Pro Rata Share of any subsequent Borrowing of Eurodollar Loans shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

                  (b) A notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan and, in all other cases, on the date of receipt of such notice by the Borrower.

         SECTION 2.14. Manner of Payments. All payments of principal and interest in respect of any Loans shall be pro rata among the Lenders in accordance with their Percentages. All payments by the Borrower hereunder and under the Notes shall be made without offset or counterclaim in Dollars in Federal or other immediately available funds at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Donna Montgomery, for credit to the Clearing

Account no later than 1:00 p.m., New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or converted to a Loan of a different type.

         SECTION 2.15. United States Withholding. (a) Prior to the date of the initial Loans hereunder and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrower or the Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Documents.

                  (b) The Borrower and the Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under any other Fundamental Documents, if and to the extent that the Borrower or the Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any receipt of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                  (c) Each Lender agrees (i) that as between it and the Borrower or the Agent, it shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to paragraph (f) of Section 13.3 and (ii) to indemnify the Borrower and the Agent and any officers, directors, agents, or employees of the Borrower or the Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrower or the Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

                  (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.15, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.15.

                  (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation (or interpretation of any of the foregoing) occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Agent (i) the sum payable by the Borrower (or, if applicable, the relevant Credit Party) shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower (or, if applicable, the relevant Credit Party) shall make such deductions, (iii) the Borrower (or, if applicable, the relevant Credit Party) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower (or, if applicable, the relevant Credit Party) shall forward to such Lender or the Agent (as the case may be) the official tax receipts or other documentation pursuant to Section 2.15(b). In addition, the Borrower (and, if applicable, the relevant Credit Party) shall indemnify each Lender and the Agent for any additional withholding taxes paid by such Lender or the Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

                  (f) In the event that a Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section, which credit or refund is identifiable by such Lender as being a result of taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Agent and the Borrower and shall, if no Event of Default has occurred and is continuing, remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document.

                  (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrower or any other Credit Party to pay any amount pursuant to Section 2.15(d), it will use reasonable efforts to notify the Borrower of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.15(d) in respect of such Loans, Letters of Credit or participations therein would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender.

         SECTION 2.16. Interest Adjustments. If the provisions of this Credit Agreement or any Note would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law, the interest payments to that Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

The amount of any Interest Deficit relating to a particular Loan and Note shall be treated as a prepayment penalty and paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans at that time outstanding pursuant to Section 2.11(a) hereof and a termination of the Commitments under Section 2.8. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.10(a) hereof) shall be cancelled and not paid.

3.       REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agent, Lenders and the Issuing Bank to enter into this Credit Agreement and to make the Loans and issue or participate in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Agent, the Lenders and the Issuing Bank, all of which shall survive the execution and delivery of this Agreement, the issuance of the Notes and the Letters of Credit and the making of the Loans:

         SECTION 3.1. Corporate Existence and Power. (a) Each Credit Party is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing or has applied for authority to operate as a foreign entity in all jurisdictions where the nature of its properties or business so requires it and where a failure to be in good standing as a foreign entity would have a material adverse effect on the business, assets or condition, financial or otherwise, of such Credit Party. As of the Closing Date, the Borrower is engaged in a U.S. trade or business.

                  (b) Each Credit Party has the power and authority (i) to own its respective properties and carry on its respective businesses as now being conducted, (ii) to execute, deliver and perform its obligations (as applicable) under this Credit Agreement and the other Fundamental Documents and any other documents contemplated hereby, (iii) in the case of the Borrower, to borrow hereunder, (iv) to grant to the Agent, for the benefit of itself, the Issuing Bank and the Lenders, a security interest in the Collateral including the Pledged Securities, to the extent applicable, as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party and (v) in the case of the Guarantors, to guarantee the Obligations as contemplated by Article 10 hereof.

                  (c) A list of all of the Credit Parties setting forth their jurisdictions of organization and the jurisdictions in which they are in good standing as of the date hereof as provided in Section 3.1(a) hereof is attached hereto as Schedule 3.1.

         SECTION 3.2. Authority and No Violation. (a) The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents by each Credit Party and the grant to the Agent for the benefit of itself, the Issuing Bank and the Lenders of a security interest in the Collateral as contemplated herein or in the other Fundamental Documents, and in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of the Notes by the Borrower and, in the case of each Guarantor, the guaranty of the Obligations as contemplated by Article 10 hereof, (a) have been duly authorized by all necessary corporate or company (as applicable) action on the part of each Credit Party, (b) will not violate any provision of any Applicable Law, or any order of any court or other agency of the United States or any State thereof, applicable to any Credit Party or any of its respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws, limited liability company agreement or other organizational document of any Credit Party, or any indenture, any agreement for borrowed money, any bond, note or other similar instrument in any material respect or any other material agreement to which any Credit Party is a party or by which any Credit Party or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, bond, note, instrument or other material agreement and (e) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any property or assets of any Credit Party other than pursuant to this Agreement or any other Fundamental Document.

                  (b) There are no restrictions on the transfer of any Pledged Securities other than as a result of the Credit Agreement or applicable securities laws and the regulations promulgated thereunder or such as would not prevent the Agent from exercising its remedies with respect to such Pledged Securities in the case of an Event of Default.

         SECTION 3.3. Governmental and Other Approvals. All authorizations, approvals, registrations or filings with any Governmental Authority or public regulatory body (other than UCC-1 Financing Statements, the Copyright Security Agreement and the Trademark Security Agreement which will be delivered to the Agent on or prior to the Closing Date), and such filings in the United Kingdom as may be necessary or appropriate in connection with the Charge Over Shares and the Debenture, in form suitable for recording or filing with the appropriate filing office, required for the execution, delivery and performance by the Credit Parties of this Credit Agreement and the other Fundamental Documents, and the execution and delivery by the Borrower of the Notes, have been duly obtained or made and are in full force and effect or have been duly applied for, and if any such further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

         SECTION 3.4. Financial Statements. Each of the audited financial statements of the Borrower and its Consolidated Subsidiaries at December 31, 2000 and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at June 30, 2001 together with the related statements of operations and cash flow and the related notes and supplemental information are complete and correct and have been prepared in accordance with GAAP in effect as of such date consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements to changes resulting from year-end audit adjustments. All of such financial statements fairly present the financial condition or the results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis at the dates and for the periods indicated and (in the case of the balance sheets) reflect (including the notes thereto) all known liabilities and subject in the case of unaudited statements to changes resulting from year-end audit adjustments, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in notes to financial statements.

         SECTION 3.5. No Material Adverse Change. (a) Since December 31, 2000 there has been no material adverse change in the business, assets, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, taken as a whole.

                  (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) expected to be borrowed or repaid on the Closing Date, (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.5(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might reasonably be anticipated to be entered); (ii) the sum of the present fair saleable value of the combined assets of all of the Credit Parties will exceed the probable liability of the Credit Parties on their debts (including their Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (i)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this paragraph (b), "debt" means any liability or a claim, and "claim" means (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or

(z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         SECTION 3.6. Ownership of Pledged Securities, Subsidiaries, etc. (a) Annexed hereto as Schedule 3.6(a) is a correct and complete list as of the date hereof, of each Credit Party showing, as to each, (i) its name, (ii) the type of entity it is, (iii) the jurisdiction in which it was incorporated or otherwise organized, (iv) in the case of each Credit Party which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and other than as to the Borrower the ownership of its capital stock and (v) in the case of each Credit Party which is a limited liability company, the ownership of its membership interests.

                  (b) Except as noted on Schedule 3.6(b), as of the date hereof no Credit Party holds any Equity Interest or other Investment, either directly or indirectly, in any Person other than another Credit Party and no Credit Party is a general or limited partner in any joint venture or partnership.

         SECTION 3.7. Copyrights, Trademarks and Other Rights. (a) On the date hereof on a pro forma basis after giving effect to the acquisition contemplated by the HEDC Purchase Agreement, the items of Product listed on Schedule 3.7(a) hereto comprise all of the Product in which any Credit Party has any right, title or interest (either directly, through a joint venture or partnership or otherwise). The existing U.S. copyright registration number (or if not yet obtained, the registration status) for each of the items of Product acquired pursuant to the HEDC Purchase Agreement are set forth on Schedule 3.7(a).
Schedule 3.7(a) also identifies the location of the Physical Materials related to each item of Product owned by any Credit Party or to which any Credit Party has rights of access. To the best of each Credit Party's knowledge, all items of Product and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract, property or copyright right or any other right of any Person, in any material respect or contain any libelous or slanderous material. There is no claim, suit, action or proceeding pending or, to the best of each Credit Party's knowledge, threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product listed on
Schedule 3.7(a), and no Credit Party has any knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product listed on Schedule 3.7(a).

                  (b) Schedule 3.7(b) hereto (i) lists all the trademarks registered by any Credit Party on the date hereof on a pro forma basis after giving effect to the acquisition contemplated by the HEDC Purchase Agreement and identifies the Credit Party in whose name each such trademark is registered and
(ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and
(iii) specifies as to each, as applicable, material licenses, sublicenses and other material agreements as of the date hereof (other than any agreements which relate to the exploitation of an item of Product), to which any Credit Party is a party and pursuant to which any Person, other than a Credit Party, is authorized to use such trademark. Each trademark set forth on Schedule 3.7(b) will be included on Schedule A to the

Trademark Security Agreement to be delivered to the Agent on or prior to the Closing Date pursuant to Section 4.1(f) (other than those incorporating the "Hallmark" name or "Odyssey" name or any variations thereof).

                  (c) All applications and registrations for all copyrights, trademarks, service marks, trade names and service names in which any Credit Party has any right, title or interest are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Credit Parties (other than standard renewals) to maintain their validity or effectiveness.

         SECTION 3.8. Fictitious Names. None of the Credit Parties has done business, is doing business or intends to do business other than under its full corporate or company name (as applicable), including, without limitation, under any tradename or other doing business name other than as listed on Schedule 3.8.

         SECTION 3.9. Title to Properties. The Credit Parties have good title to each of the properties and assets reflected on the financial statements referred to in Section 3.4 or delivered pursuant to Section 5.1(a) hereof and all such properties and assets will be free and clear of Liens, except Permitted Encumbrances.

         SECTION 3.10. UCC Filing Information. The chief executive office of each Credit Party is, on the date hereof, as set forth on Schedule 3.10 hereto, the state of incorporation or formation of each Credit Party is listed on
Schedule 3.10 hereto and the place where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.10 hereto.

         SECTION 3.11. Litigation. On a pro forma basis, after giving effect to the acquisition contemplated by the HEDC Purchase Agreement, except as set forth on Schedule 3.11, there are no actions, lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of any Credit Party, threatened, against or affecting any Credit Party or any of its respective properties, by or before any Governmental Authority, arbitration panel, or arbitrator, which could reasonably be expected to have a Material Adverse Effect on the financial condition or the business of any Credit Party or which involve this Agreement or any of the transactions contemplated hereby. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a Material Adverse Effect.

         SECTION 3.12. Federal Reserve Regulations. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock, to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any other purpose violative of or inconsistent with any of the provisions of any regulations of the Board of Governors of the Federal Reserve System, including, without limitation, Regulations D, T, U and X.

         SECTION 3.13. Investment Company Act. No Credit Party will during the term of this Agreement be, (x) an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (y) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

         SECTION 3.14. Binding Agreements. This Credit Agreement and the other Fundamental Documents when executed will constitute, the legal, valid and enforceable obligations of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

         SECTION 3.15. Taxes. All federal, state and local tax returns which are required to be filed by or on behalf of the Credit Parties have been filed, and the Credit Parties have paid or caused to be paid all taxes payable by the Credit Parties as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by
Section 5.11 hereof. No Credit Party knows of any material additional assessments or any basis therefore. The Credit Parties believe that the charges, accruals and reserves on their books in respect of taxes or other governmental charges are accurate in all material respects.

         SECTION 3.16. Compliance with ERISA and Applicable Law. (a) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years as to any Plan. No Plan has any "accumulated funding deficiency" as defined in section 302 of ERISA or Section 412 of the Code (whether or not waived) and no application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standards (including required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan. No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under sections 4971 through 4980B of the Code, section 502(i) or 502(l) of ERISA, or Title IV of ERISA with respect to any Plan or Multiemployer Plan or with respect to any plan heretofore maintained by any Credit Party or ERISA Affiliate or any entity that heretofore was an ERISA Affiliate or (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan. No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon any Credit Party with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

                  (b) The execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

         SECTION 3.17. Agreements. (a) On a pro forma basis after giving effect to the acquisition contemplated by the HEDC Purchase Agreement, no Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including any License Agreement or Platform Agreement) to which it is a party which could reasonably be expected to have a Material Adverse Effect or result in the loss of more than 5,000,000 Subscribers.

                  (b) Schedule 3.17 is a true and complete listing as of the date hereof of (i) all credit agreements, indentures, and other agreements related to any indebtedness for borrowed money of any Credit Party, other than the Fundamental Documents and intercompany indebtedness among the Credit Parties, (ii) all joint venture agreements to which any Credit Party is a party,
(iii) all material License Agreements and Platform Agreements, (iv) all agreements or other arrangements pursuant to which a Credit Party has granted a Lien to any Person other than Permitted Encumbrances and (v) all other contractual arrangements entered into by a Credit Party or by which any Credit Party is bound which arrangements are material to any Credit Party, including but not limited to, Guaranties and employment agreements. The Credit Parties have delivered or made available to the Agent a true and complete copy of each agreement described on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a Platform Agreement or other contract, agreement or arrangement shall be deemed "material" if the Credit Parties reasonably expect that any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of US$1,000,000 per annum or, (B) incur liabilities, obligations or expenses in excess of US$1,000,000 per annum.

         SECTION 3.18. Indebtedness; Guaranties; Liens. (a) Except for this Agreement and as otherwise disclosed on Schedule 3.18(a), as of the Closing Date no Credit Party has any outstanding Indebtedness except for intercompany indebtedness among the Credit Parties.

                  (b) Except for this Agreement and as otherwise disclosed on
Schedule 3.18(b), as of the Closing Date no Credit Party is responsible for any Indebtedness of any other Person.

                  (c) Except for (i) Liens arising under this Agreement, (ii) Liens disclosed on Schedule 3.18(c) and (iii) Permitted Encumbrances, as of the Closing Date no Credit Party has granted or is aware of the existence of any Liens on any property of any Credit Party.

         SECTION 3.19. Security Interest; Other Security. This Agreement and the other Fundamental Documents, when executed and delivered and, to the extent appropriate, filed in locations where required by law, in connection with the execution and delivery hereof will create and grant to the Agent for the benefit of itself, the Issuing Bank and the Lenders (upon the making of the first Loan hereunder, the filing of the appropriate UCC-1 financing statements, the Copyright Security Agreement with the United States Copyright Office, the Trademark Security Agreement with the Patent and Trademark Office and delivery of the Pledged Securities with appropriate stock powers to the Agent) a valid and first priority perfected security interest in the Collateral located in the United States subject only to Permitted Encumbrances.

         SECTION 3.20. Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any other agreement, document, certificate or statement furnished to the Agent for the benefit of the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby at the time it was furnished contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or in any other Fundamental Document not misleading in any material respect. At the date hereof, there is no fact relating to any Credit Party known to any Credit Party which would have a Material Adverse Effect or would reasonably be expected to have a Material Adverse Effect in the future.

         SECTION 3.21. Licensed Rights. The License Agreements grant to the Credit Parties sufficient rights in and to the items of Product licensed thereunder to enable the Credit Parties to perform their respective obligations under the Platform Agreements, and no Credit Party is in breach of any of its material obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto which could reasonably be expected to result in any material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of any Credit Party.

         SECTION 3.22. Environmental Liabilities. (a) No Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from or in any way affecting, any properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question violated in any material respect any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and, to the best of each Credit Party's knowledge, no prior owner of any such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated in any material respect any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

                  (b) To the best of each Credit Party's knowledge, (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a Material Adverse Effect and (ii) no claims have been made against any of the Credit Parties in the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a Material Adverse Effect which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.23. Pledged Securities. (a) Annexed hereto as Schedule 3.23 is a correct and complete list as of the date hereof, of all the Pledged Securities hereunder showing, as to each, the entity whose stock or other Equity Interests are being pledged, the Pledgor of such stock or other Equity Interests, the stock certificate number (as applicable) and the number of shares or amount of the capital stock or other Equity Interests being pledged hereunder. Each Pledgor (i) is the legal and beneficial owner of, and has sole right, title and interest to, the Pledged Securities owned by such Pledgor, free and clear of all Liens, security interests or other encumbrances whatsoever, except the security interests created by this Credit Agreement and the other Fundamental Documents and (ii) has sole right and power to pledge, and grant the security interest in, and Lien upon, such Pledged Securities pursuant to this Credit Agreement and the other Fundamental Documents without the consent of any Person or Governmental Authority whatsoever.

                  (b) All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable.

                  (c) Except for contractual restrictions disclosed on Schedule
3.23 and restrictions created herein or under applicable securities laws and the regulations promulgated thereunder, there are no restrictions on the transfer of any of the Pledged Securities.

                  (d) Except as set forth on Schedule 3.23, there are no warrants, options, conversion or similar rights currently outstanding with respect to, and no agreements to purchase or otherwise acquire, any shares of the capital stock or other Equity Interests of any issuer of any of the Pledged Securities; and there are no securities or obligations of any kind convertible into any shares of the capital stock or other Equity Interests of any issuer of any of the Pledged Securities.

                  (e) Article 11 of this Credit Agreement creates in favor of the Agent (on behalf of the Agent, the Issuing Bank and the Lenders) a valid, binding and enforceable security interest in, and Lien upon, all right, title and interest of the Pledgors in the Pledged Securities and constitutes a fully perfected first and prior security interest and Lien upon all right, title and interest of the Pledgors in such Pledged Securities subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and to general principles of equity.

         SECTION 3.24. Compliance with Laws. No Credit Party is in violation of any Applicable Law except for such violations which in the aggregate would not have a Material Adverse Effect. The Borrowings hereunder, the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by Section 5.17 hereof and any other transactions contemplated hereby will not violate any Applicable Law.

         SECTION 3.25. Bank Accounts. The Credit Parties have no bank accounts other than those listed on Schedule 3.25.



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

4.       CONDITIONS OF LENDING

         SECTION 4.1. Conditions Precedent to Initial Loan or Letter of Credit. The obligation of the Issuing Bank to issue the initial Letter of Credit, and of each Lender to make its initial Loan hereunder and participate in the initial Letter of Credit, is subject to the satisfaction in full of the following conditions precedent:

                  (a) Corporate Documents. The Agent shall have received, with copies for each of the Lenders:

                           (i) a copy of the articles, certificate of
incorporation or other organizational documents of each Credit Party, certified as of a recent date by the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

                           (ii) a certificate of such Secretary of State, dated
as of a recent date, as to the good standing of and payment of taxes by each Credit Party;

                           (iii) a certificate dated as of a recent date as to
the good standing of each Credit Party issued by the Secretary of State of each jurisdiction in which such Credit Party is qualified as a foreign corporation or limited liability company as listed in Schedule 3.1(a) hereto;

                           (iv) a certificate of the Secretary of each Credit
Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement, as the case may be, of such party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or other governing body of such party authorizing the execution, delivery and performance in accordance with their respective terms of this Credit Agreement, the other Fundamental Documents and any other documents required or contemplated hereunder or thereunder, the grant of the security interests in the Collateral and the Pledged Securities and, in addition, as to the Borrower, the borrowings hereunder and the Notes and that such resolutions have not been amended, rescinded or supplemented and are currently in effect,
(C) that the certificate of incorporation or organization of such party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's certificate and (D) as to the incumbency and specimen signature of each officer of such Credit Party executing any Fundamental Document (such certificate to contain a certification by another officer of such Credit Party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

                           (v) such additional supporting documents as the Agent
or its counsel or any Lender may reasonably request.

                  (b) Credit Agreement; Notes. The Agent shall have received (i) executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Agent, the Issuing Bank, all of the Credit Parties and all of the Lenders and (ii) the Notes executed by the Borrower.

                  (c) Opinions of Counsel. The Agent shall have received the favorable written opinion, dated the Closing Date and addressed to the Agent and the Lenders and satisfactory to Morgan, Lewis & Bockius, counsel to the Agent, of Charlie Stanford, General Counsel of the Borrower, of Judith Whittaker, General Counsel to Hallmark Cards, and of Anthony Guido, General Counsel of Hallmark, which opinions shall be substantially in the forms attached hereto as Exhibit G.

                  (d) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties, taken as a whole, or Hallmark since December 31, 2000.

                  (e) Insurance. The Borrower shall have furnished the Agent with (i) a summary of all existing insurance coverage, on a pro forma basis after giving effect to the acquisition contemplated by the HEDC Purchase Agreement, (ii) evidence acceptable to the Agent that the insurance policies required by Section 5.5 have been obtained and are in full force and effect and
(iii) certificates of insurance with respect to all existing insurance coverage which certificates shall name The Chase Manhattan Bank, as Agent, as the certificate holder and shall evidence the Credit Parties' compliance with
Section 5.5(f) with respect to all insurance coverage existing as of the Closing Date.

                  (f) Security and Other Documentation. On or prior to the Closing Date, the Agent shall have received fully executed copies of (i) amended Pledgeholder Agreements for each item of Product which the Borrower is acquiring pursuant to the HEDC Purchase Agreement and Pledgeholder Agreements for any additional items of Product for which any Credit Party has control over any physical elements thereof as listed on Schedule 3.7(a) hereto; (ii) a Copyright Security Agreement for each item of Product listed on Schedule 3.7(a) hereto in which any Credit Party has a copyrightable interest executed by the appropriate Credit Party; (iii) a Laboratory Access Letter addressed to each Laboratory where any Credit Party has access rights to any physical elements of Product;
(iv) the Trademark Security Agreement; (v) the Pledged Securities, with undated stock powers executed in blank; (vi) the appropriate UCC-1 financing statements relating to the Collateral; (vii) the Charge Over Shares; and (viii) the Debenture.

                  (g) Security Interests in Copyrights, Trademarks and other Collateral. On or prior to the date of the first extension of credit hereunder, the Agent shall have received evidence satisfactory to it that the Credit Parties have sufficient right, title and interest in and to the Collateral which they purport to own (including appropriate licenses under copyright), as set forth in their financial statements and in the other documents presented to the Lenders and have made (i) sufficient trademark filings under Applicable Law and
(ii) with respect to the items listed on Schedule 3.7(a), sufficient copyright filings under Applicable Law, to enable them (x) to perform the Platform Agreements and (y) to grant to the Agent for the benefit of itself, the Issuing Bank and the Lenders the security interests contemplated by this Agreement, and that all financing statements and/or copyright filings or trademark filings under Applicable Law in the United States necessary to provide the Agent for the benefit of itself, the Issuing Bank and the Lenders with a first perfected security interest in the Collateral (except for Permitted Encumbrances) have been filed.

                  (h) Library. The Borrower shall have entered into the HEDC Purchase Agreement and the acquisition contemplated thereunder shall have closed concurrently with the drawdown of the initial Loan hereunder and the Agent shall have received (i) copies of all of the closing documentation in connection therewith including, but not limited to, the Bill of Sale, the Assignment and Assumption Agreements, the Service Agreement, the Guild Assumption Agreements and the Copyright Assignment (as each such term is defined in the HEDC Purchase Agreement) all of which shall be in form and substance reasonably acceptable to the Agent and which shall evidence (inter alia) that the items of Product and other assets which are the subject thereof have been transferred (or, concurrently with the initial Loan hereunder, will be transferred) to Crown Media Distribution LLC and (ii) a valuation of the HEDC Library prepared by Salomon Smith Barney which contains a description of the methodology used to prepare the valuation which is based on a methodology acceptable to the Agent, and which indicates a valuation in excess of two (2) times the Commitments in effect on the Closing Date (prior to giving effect to any advances or reductions permitted hereunder) (it being understood that if such valuation provides for a range of estimated values, rather than a sum certain, the Agent shall make its determination on the basis of the lowest figure in the estimated range).

                  (i) Business Plan; Support Agreement. The Agent shall be satisfied with the Borrower's business plan and shall have received (i) evidence satisfactory to it that the Borrower has sufficient liquidity to fund such plan and (ii) each of the Hallmark Cards Subordination and Support Agreement and the Limited Guarantee duly executed by Hallmark Cards.

                  (j) HEDC License Agreements. The HEDC License Agreements shall have been amended and restated substantially in the forms of Exhibits M-1 and M-2 hereto.

                  (k) Due Diligence Investigation. The Agent shall have completed a due diligence investigation of each of the Credit Parties including, but not limited to, review of (i) the Platform Agreements and License Agreements not previously reviewed and the results of such investigation shall have been satisfactory to the Agent and (ii) such other agreements as requested by the Agent.

                  (l) UCC Searches. The Agent shall have received UCC, copyright office and other searches satisfactory to it indicating that no other filings, encumbrances or transfers with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Agent to make a UCC filing in order to provide the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders) with a perfected security interest in the Collateral.

                  (m) ERISA. The Agent shall have received copies of all Plans of the Credit Parties that are in existence on the Closing Date and descriptions of those that are committed to on the Closing Date.

                  (n) Required Consents and Approvals. The Agent shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all (i) Governmental Authorities with jurisdiction over the business and activities of any Credit Party, (ii) from any third parties whose consent is required in connection with the HEDC Purchase Agreement and (iii) from any other Person whose consent or approval the Agent in its reasonable discretion deems necessary to the transactions contemplated hereby.

                  (o) Federal Reserve Regulations. The Agent shall be satisfied that the provisions of Regulations T, U and X of the Board will not be violated by the transactions contemplated hereby.

                  (p) Compliance with Laws. The Agent shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to any of the Credit Parties or any of their respective properties or assets.

                  (q) Payment of Fees. All fees and expenses then due and payable by the Borrower pursuant hereto or pursuant to the Fee Letter to the Agent for its own account and for the account of the Lenders shall have been paid.

                  (r) Fundamental Documents. This Agreement shall have been duly executed (in sufficient original counterparts for delivery to each Lender and the Borrower) and delivered by each of the Credit Parties, the Lenders, the Issuing Bank and the Agent. In addition, all other Fundamental Documents shall have been duly executed and delivered to the Agent by each of the Credit Parties party thereto.

                  (s) Hallmark Inducement Agreement. The Hallmark Inducement Agreement shall have been duly executed and delivered to the Agent by Hallmark.

                  (t) Sale/Leaseback Powers of Attorney. Sale/Leaseback Powers of Attorney for each sale/leaseback transaction set forth on Schedule 1.41 to the HEDC Purchase Agreement shall have been duly executed and delivered to the Agent by HEDC.

                  (u) Existing Agreement. All outstanding obligations under the Existing Agreement (other than those continuing obligations referred to in the Modification Agreement dated the date hereof among The Chase Manhattan Bank, Hallmark and Hallmark Cards) shall have been indefeasibly paid in full concurrently with the drawdown of the initial Loan hereunder.

                  (v) HCC Promissory Note; Hallmark Cards Letter of Credit. The Agent shall have received certified copies of the HCC Promissory Note and the Hallmark Cards Letter of Credit.

                  (w) Appointment of Process Agent. The Agent shall have received evidence satisfactory to it that each non-U.S. Credit Party shall have appointed a process agent located in The City of New York.

                  (x) Other Documents. The Agent shall have received such other documents as the Agent or any Lender may require.

                  (y) Other Matters. All legal matters incident to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius, counsel to the Agent.

         SECTION 4.2. Conditions Precedent to Each Loan and Letter of Credit. The obligation of the Lenders (including the Agent) to make each Loan (including the initial Loan) and to participate in each Letter of Credit (including the initial Letter of Credit) and of the Issuing Bank to issue each Letter of Credit is subject to the following conditions precedent:

                  (a) Notice. The Agent shall have received a notice with respect to such Borrowing or the Issuing Bank shall have received a notice with respect to such Letter of Credit as required by Article 2 hereof.

                  (b) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing or issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date, or changed circumstances specifically contemplated by, and allowed pursuant to, this Agreement) with the same effect as if made on and as of such date.

                  (c) No Event of Default. On the date of each Borrowing or issuance of a Letter of Credit hereunder, the Credit Parties shall be in material compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing nor shall any such event occur by reason of the making of such Loans or issuance of such Letter of Credit.

                  (d) Borrowing Certificate. On the date of each Borrowing hereunder, the Agent shall have received a borrowing certificate, substantially in the form of Exhibit D hereto (the "Borrowing Certificate"), executed by an Authorized Officer of the Borrower, dated the date of such Borrowing, containing a certification by the chief financial officer of the Borrower, that (i) no Event of Default or Default has occurred or is continuing and (ii) no Event of Default or Default will occur if the Lenders should make the Loans requested.

                  (e) Additional Documents. The Lenders shall have received from the Borrower on the date of such Borrowing or issuance of a Letter of Credit such documents and information as they may reasonably request relating to the satisfaction of the conditions in this Section 4.2.

Each Borrowing or request for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the matters specified in paragraphs (b) and (c) of this Section.

5.       AFFIRMATIVE COVENANTS

                  From the date hereof and for as long as the Commitments shall be in effect, any amount shall remain outstanding under the Notes, any Letter of Credit shall remain unpaid or unsatisfied, or any other Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will:

         SECTION 5.1. Financial Statements and Reports. Furnish or cause to be furnished to the Agent:

                  (a) Within 90 days after the end of each fiscal year (commencing with fiscal year 2001), (i) the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at the end of, and the related statements of operations, shareholders' equity and cash flow for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied, in each case, by an opinion of Arthur Andersen LLP or such other independent public accountants of recognized standing as shall be retained by the Borrower and satisfactory to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements, (ii) a management discussion and analysis of such financial statements and (iii) a financial business plan of the Borrower showing sources and uses of funds for the ensuing five-year period, calculated on a monthly basis for the ensuing 12-month period and quarterly thereafter (including statements of cash flows and profit and loss, and a balance sheet as at the end of such periods);

                  (b) Within 45 days after the end of each of the first three fiscal quarters of each of its fiscal years, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at the end of, and the related unaudited statements of operations, shareholders' equity and cash flow for, such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, in each case together with a management discussion and analysis of such financial statements and a certificate signed by an Authorized Officer of the Borrower on behalf of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries, as at the end of the fiscal quarter and the results of its operations for the quarter then ended in conformity with GAAP;

                  (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent (i) stating that in the course of the performance of his duties, he would normally have knowledge of any condition or event which would constitute an Event of Default or Default and stating whether or not he has knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature thereof (ii) demonstrating in detail satisfactory to the Agent compliance with the provisions of Sections 6.10, 6.15, 6.21, 6.23, 6.24, 6.25, 6.27 and 6.28 hereof; and (iii) certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

                  (d) Promptly upon their becoming available, copies of (i) all management projections presented to any Credit Party's Board of Directors in connection with any action by such Board of Directors, (ii) all audits, studies or evaluations prepared by independent public accountants for or submitted to any Credit Party and (iii) copies of all reports submitted by independent public accountants to the Borrower in connection with each annual, interim or special audit or review of the financial statements of the Borrower, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                  (e) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which any Credit Party shall file with any securities exchange or with the S.E.C. and (ii) all reports, financial statements, press releases and other information which any Credit Party shall release, send or make available to its stockholders;

                  (f) Notice of (i) any action taken by the Board of Directors or governing body of any Credit Party in connection with the issuance of any additional equity securities and (ii) the date on which such Credit Party will receive the Net Cash Proceeds from the issuance of such additional equity securities;

                  (g) Provide the Agent with copies of all Platform Agreements providing for (x) greater than 5,000,000 Subscribers or (y) payment of greater than $1,000,000 in any one year;

                  (h) Deliver to the Agent no later than the date the annual financial statements are delivered (or, if earlier, the date on which such annual financial statements are required by paragraph (a) above to be delivered), an updated library valuation prepared by an independent third party reasonably acceptable to the Agent, in substantially the same form and using the same methodology as was used in preparing the initial library valuation delivered to the Agent pursuant to Section 4.1(h) hereof or using such other form and methodology as is otherwise acceptable to the Agent in its sole discretion;

                  (i) Deliver to the Agent together with each set of quarterly financial statements required by paragraph (b) above, an updated library valuation prepared by the Company in substantially the same form and using the same methodology as was used in preparing the initial library valuation delivered to the Agent pursuant to Section 4.1(h) hereof or using such other form and methodology as is otherwise acceptable to the Agent in its sole discretion and which has been reduced (i) to the extent that any rights have been sold for an amount less than the amount attributed to such rights in the valuation, by an amount equal to such difference and (ii) by an amount equal to any cash received for rights previously sold, with a certificate of an Authorized Officer of the Borrower setting forth any deviations from such methodology and showing a reconciliation or providing a satisfactory explanation for such deviations;

                  (j) Upon request of the Agent, provide the Agent with copies of any and all material License Agreements; and

                  (k) From time to time such additional information regarding the financial condition, business or business prospects of the Credit Parties, the amount of film inventory in which any of the Credit Parties has rights on an individual or market basis or otherwise regarding the Collateral, as any Lender may reasonably request.

         SECTION 5.2. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence (provided, that any Credit Party may merge into or consolidate with another Credit Party, provided further that the Borrower, if it is a party thereto, is the surviving entity), and material rights, licenses, permits and franchises, and comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority.

         SECTION 5.3. Maintenance of Properties. Keep its tangible properties which are material to its business in good repair, working order and condition subject to ordinary wear and tear and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP.

         SECTION 5.4. Notice of Material Events. (a) Promptly upon any Executive Officer of a Credit Party obtaining knowledge of (i) any Default or Event of Default, or becoming aware that the Agent, the Issuing Bank or any Lender has given notice or taken any other action with respect to a claimed Event of Default, (ii) any material adverse change in the condition or operations of any Credit Party, financial or otherwise, (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement or any other Fundamental Document, the repayment of the Notes, or the security interests granted to the Agent for the benefit of itself, the Issuing Bank and the Lenders under this Credit Agreement or any other Fundamental Document, (iv) any other event which could reasonably be expected to result in a Material Adverse Effect or would otherwise cause the loss of greater than 5,000,000 Subscribers, (v) the opening of any office of a Credit Party or the change of the executive office, jurisdiction or form of organization, or the principal place of business of any Credit Party or of the location of any Credit Party's books and records, (vi) any change in the name of any Credit Party, (vii) any other event which could reasonably be expected to materially and adversely impact upon the amount of collectability of any material accounts receivable of the Credit Parties or materially decrease the value of the Collateral or the Pledged Securities,
(viii) any proposed material amendment to any material agreements that are part of the Collateral, or (ix) any Person giving any notice to any Credit Party or taking any other action with respect to a claimed default or event or condition of the type referred to in paragraph (e) of Article 7, such Credit Party shall promptly give written notice thereof to the Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken and the nature of such claimed Event of Default or condition and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

                  (b) Promptly upon any Executive Officer of a Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii) might, if adversely determined, reasonably be expected to have a Material Adverse Effect or would otherwise cause the loss of greater than 5,000,000 Subscribers, such Credit Party shall promptly give notice thereof to the Agent and provide such other information as may be available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses
(i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters.

         SECTION 5.5. Insurance. (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with customary industry practices.

                  (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses.

                  (c) Maintain, or cause to be maintained, in effect during the period from the date of acquisition of each item of Product acquired by any Credit Party until such time as the Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and in another location, an interpositive or internegative or duplicate master tape of the final version of the completed Product, insurance on the negatives and sound tracks of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product and otherwise recreating such item of Product.

                  (d) Maintain, or cause to be maintained, distributor's "Errors and Omissions" insurance to the extent and in amounts consistent with or greater than customary industry standards.

                  (e) Maintain, or cause to be maintained, broadcaster's "Errors and Omissions" insurance to the extent and in amounts consistent with or greater than customary industry standards.

                  (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (1) provide for the benefit of the Lenders that 30 days' prior written notice of suspension, cancellation, termination, reduction, non-renewal or lapse or material change of coverage shall be given to the Agent; (2) name the Agent for the benefit of the Lenders as a loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), provided, however, that so long as an Event of Default has occurred and is continuing, property insurance proceeds may be used to repair damage in respect of which such proceeds were received or so long as no Default or Event of Default has occurred and is then continuing, to reimburse a Credit Party for its own funds expended to repair the applicable damage; and (3) to the extent that neither the Agent nor the Lenders shall be liable for premiums or calls, name the Agent for the benefit of the Lenders as an additional insured including, without limitation, under any "Errors and Omissions" insurance and other third party liability insurance but only from claims arising from the acts or omissions of any Credit Party or its employees, representatives or contractors.

                  (g) Upon the request of the Agent, the Borrower will render to the Agent a statement in such detail as the Agent may request as to all such insurance coverage.

         SECTION 5.6. Music. When an item of Product produced by a Credit Party has been scored, if requested by the Agent, promptly deliver to the Agent (a) written evidence of the music synchronization rights obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

         SECTION 5.7. Copyrights and Trademarks. (a) As soon as practicable (but, in the case of an item of Product, in no event later than 60 days after the initial release or broadcast of such item of Product and in the case of a screenplay, in no event later than 5 days prior to payment by any Credit Party for any portion of the cost of the item of Product to be based on such screenplay), to the extent any Credit Party is or becomes the copyright proprietor thereof or otherwise acquires a copyrightable interest (other than with respect to rights in items of Product that are acquired pursuant to (x) any License Agreement under which the aggregate amount required to be paid in respect of such License Agreement is less than $250,000, (y) any License Agreement with a term of less than three (3) months or (z) License Agreements under which the aggregate amounts previously paid to acquire such rights which are allocable to unexpired license periods are less than $10,000,000 (it being understood that amounts paid under a License Agreement shall be allocated on a straight line basis over the relevant license term of such License Agreement), in which instance the applicable Credit Party shall use prudent business judgment as to whether or not to register such rights), the applicable Credit Party shall take any and all actions necessary to register the copyright for such item of Product or screenplay, in the name of such Credit Party (subject to a Lien in favor of the Agent for the benefit of itself, the Issuing Bank and the Lenders pursuant to the Copyright Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Agent may reasonably specify, and immediately deliver to the Agent: (x) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and (y) a Copyright Security Agreement Supplement relating to such item, executed by all of the Credit Parties.

                  (b) As soon as any Credit Party acquires any trademark (other than any rights which any Credit Party may have in and to the "Hallmark" and "Odyssey" trademarks), service mark, trade name or service name, the applicable Credit Party shall take any and all actions necessary to register such trademark, service mark, trade name or service name, in the name of such Credit Party (subject to a Lien in favor of the Agent for the benefit of itself, the Issuing Bank and the Lenders pursuant to the Trademark Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Agent may reasonably specify, and immediately deliver to the Agent: (x) written evidence of the registration of any and all such trademarks, service marks, trade names or service names for inclusion in the Collateral under this Credit Agreement and (y) a Trademark Security Agreement relating to such trademark, service mark, trade name or service name, executed by all of the Credit Parties.

                  (c) Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product in which such Credit Party is not entitled to be the initial copyright proprietor and any trademark, service mark, trade name or service name which such Credit Party acquires, and promptly record such instruments of transfer on the United States Copyright Register or the United States Trademark Register and such other jurisdictions as the Agent may specify.

         SECTION 5.8. Books and Records. Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Agent and its representatives (and each Lender and its representatives during the continuance of an Event of Default) access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Agent (or such Lender) may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, all on and off balance sheet receivables) and may discuss the affairs, finances and accounts with, and be advised as to the same by the Credit Parties' officers and independent accountants, all as the Agent (or such Lender) may deem appropriate for the purpose of verifying the various reports delivered by any Credit Party to the Agent and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any Fundamental Document.

         SECTION 5.9. Observance of Agreements. Duly observe and perform in all material respects all the terms and conditions of all material agreements with respect to the distribution and/or exploitation of items of Product and diligently protect and enforce the rights of the Credit Party under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

         SECTION 5.10. Laboratories; No Removal. (a) To the extent any Credit Party has control over or rights to receive any of the Physical Materials relating to any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes and has not created duplicate materials sufficient to exploit its rights and has not stored such duplicate materials at a Laboratory that has delivered a Pledgeholder Agreement to the Agent, then the Credit Parties will deliver to the Agent a fully executed Laboratory Access Letter covering such materials. Prior to requesting any Laboratory to deliver such negative or other preprint or sound track material or master tapes to another Laboratory, any such Credit Party shall provide the Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other Laboratory and all other parties to such Pledgeholder Agreement (including the Agent). Without the consent of the Agent, no Credit Party shall deliver or remove or cause the delivery or removal of the original negative and film or sound materials or master tapes with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States or (ii) to any state or jurisdiction where UCC-1 financing statements have not been filed against such Credit Party.

                  (b) With respect to items of Product acquired after the Closing Date, on at least a quarterly basis, deliver to the Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

         SECTION 5.11. Taxes and Charges; Indebtedness in Ordinary Course of Business. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid could reasonably be expected to become by law a Lien upon any property of a Credit Party; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and provided, further, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Credit Parties will pay when due, or in conformance with customary trade terms all other obligations incident to their respective operations.

         SECTION 5.12. Liens. Defend the Collateral (including, without limitation, the Pledged Securities) to the extent commercially reasonable against any and all Liens howsoever arising, other than Permitted Encumbrances and in any event defend against any attempted foreclosure.

         SECTION 5.13. Cash Receipts. In the event any Credit Party receives (i) payment from any obligor, which payment should have been remitted to the Agent or (ii) the proceeds of any sale of Product, whether in the form of cash or otherwise, such Credit Party shall immediately remit such payment or proceeds to the Agent for deposit to the Collection Account.

         SECTION 5.14. ERISA Compliance and Reports. Furnish to the Administrative Agent (i) as soon as possible, and in any event within thirty
(30) days after any Executive Officer of a Credit Party has knowledge that (A) any Reportable Event with respect to any Plan has occurred, a statement of an Executive Officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC or (B) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan if such Plan is subject to Title IV of ERISA, a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or any such Credit Party or ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan subject to Title IV of ERISA or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an Executive Officer of the Credit Party, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (ii) promptly upon reasonable request of the Agent, copies of each annual and other report with respect to each Plan and (iii) promptly after receipt thereof, a copy of any notice any Credit Party or ERISA Affiliate may receive from the PBGC relating to the PBGC's intention to terminate any Plan subject to Title IV of ERISA or to appoint a trustee to administer any Plan subject to Title IV of ERISA.

         SECTION 5.15. Subsidiaries. Immediately (i) cause each entity which hereafter becomes a Subsidiary, to become a Guarantor, to be jointly and severally liable for the Obligations and to become a party to the other Fundamental Documents, as appropriate, with the same obligations and responsibilities under this Agreement and the other Fundamental Documents as if it had originally executed this Agreement and the other Fundamental Documents, by delivering to the Agent an Instrument of Assumption and Joinder duly executed by such Subsidiary and (ii) deliver to the Agent certificates evidencing all of the stock or other ownership interest of the Subsidiary referred to in the preceding clause (i) (which stock has been pledged to the Agent pursuant to Article 11 hereof) together with undated stock powers executed in blank for such certificates (or such other documents necessary to replace a member of a Subsidiary that is a limited liability company) and organizational documents to the extent set forth in Section 4.1 hereof, and written opinions of counsel in form and substance satisfactory to the Agent; provided, however, that with respect to any Subsidiary which is a Controlled Foreign Corporation, the Borrower may elect to pledge either 100% or only 65% of the stock of such Controlled Foreign Corporation.

         SECTION 5.16. Environmental Laws. (a) Promptly notify the Agent upon any Executive Officer becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations could reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Agent all notices of any nature which any Credit Party or any Subsidiary may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

                  (b) Comply in all material respects with and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws.

                  (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

                  (d) Defend, indemnify and hold harmless the Agent, the Issuing Bank and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable external attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful acts or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

         SECTION 5.17. Use of Proceeds. Use the proceeds of the Loans (i) for the acquisition of certain rights in the HEDC Library, in an amount not to exceed $120,000,000 (or such lesser amount as represents the cash portion of the purchase price of the HEDC Library), (ii) to repay intercompany loans from Hallmark or HCC (not including programming fees due and payable pursuant to program license agreements) in an amount not to exceed $83,000,000 in the aggregate plus interest accrued thereon; (iii) to fund the development, distribution, exploitation and acquisition of intellectual properties including feature films, television and video product and/or rights therein or thereto;
(iv) for general working capital purposes, including acquisitions of cable channels and the operation of the Credit Parties; and (v) to fund the acquisition, distribution, marketing and other exploitation of movies-of-the-week, mini-series, cable, pay cable, first-run syndication, network and video programming.

         SECTION 5.18. Further Assurances; Security Interests. (a) Upon the request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Borrower, such further instruments as may be necessary or proper, in the reasonable judgment of the Agent, to provide the Agent (for the benefit of itself, the Issuing Bank and the Lenders) a perfected Lien in the Collateral and to carry out the provisions and purposes of this Agreement and the other Fundamental Documents.

                  (b) Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Agent for the ratable benefit of itself, the Issuing Bank and the Lenders as beneficiaries thereof the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject (other than in connection with the Pledged Securities) only to Permitted Encumbrances.

                  (c) Promptly undertake to deliver or cause to be delivered to the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance satisfactory to the Agent, as the Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Agent for the benefit of itself, the Issuing Bank and the Lenders.

                  (d) In furtherance (and not in limitation) of the foregoing, the Credit Parties shall, as soon as practicable, take any and all such actions as may be reasonably necessary or appropriate (or as may be reasonably requested by the Agent) to clarify the chain of title for any items of Product in the HEDC Library so as to ensure that the Credit Parties may realize the economic value therein which is intended to be conveyed pursuant to the HEDC Purchase Agreement, including (without limitation) by duly recording in the United States Copyright Office, in the name of Crown Media Distribution, LLC (or such other Credit Party as may be reasonably acceptable to the Agent), ownership of rights in and to each of the items of Product included in the HEDC Library (to the extent not so recorded as at the Closing Date), and (upon request by the Agent) to deliver to the Agent copies of any and all documents pertaining to the chain of title for the items of Product included in the HEDC Library and all such recordations.

         SECTION 5.19. Bank Accounts. Provide the Agent with 10 Business Days' prior written notice before opening any bank account other than (a) those listed on Schedule 3.23 and (b) the account at the office of the Agent as contemplated by Section 8.3 hereof.

6.       NEGATIVE COVENANTS

                  From the date hereof and for so long as the Commitments shall be in effect, any amount shall remain outstanding under the Notes, any Letter of Credit shall remain unpaid or unsatisfied, or any other Obligations remain unpaid or unsatisfied, each Credit Party agrees that unless the Required Lenders shall otherwise consent in writing, it will not, directly or indirectly, and will not allow any Subsidiary, directly or indirectly, to:

         SECTION 6.1. Limitations on Indebtedness. Incur, create, assume or suffer to exist any Indebtedness other than:

                           (i) the Indebtedness represented by the Notes and the
other Obligations;

                           (ii) Indebtedness in respect of secured purchase
money financings, including Capital Leases to the extent permitted under Section
6.10 hereof, not to exceed $30,000,000 at any time outstanding;

                           (iii) ordinary trade payables which are not yet due
and payable and are not the result of a transaction which is essentially the borrowing of money;

                           (iv) Indebtedness by any Credit Party to any other
Credit Party to the extent not otherwise prohibited by this Section 6.1;

                           (v) existing Indebtedness listed on Schedule 3.18(a)
hereto but no increases thereof;

                           (vi) Indebtedness to HCC which (x) is evidenced by
the HCC Promissory Note or (y) is otherwise the subject of the Hallmark Cards Subordination and Support Agreement and is on terms and conditions acceptable to the Required Lenders;

                           (vii) Indebtedness to Hallmark Cards, Hallmark or
HEDC resulting from the assumption of the Schedule 1.5 Obligations;

                           (viii) convertible unsecured subordinated notes in an
amount and on terms acceptable to the Required Lenders in their sole discretion; and

                           (ix) preferred stock (to the extent classified as
Indebtedness under GAAP).

         SECTION 6.2. Limitations on Liens. Incur, create, assume or suffer to exist any Lien on any of the Collateral, whether now owned or hereafter acquired, except:

                           (i) with regard to items of Product that are part of
the HEDC Library, pre-existing Liens in favor of the Screen Actors Guild and the Directors Guild of America, all of which have been disclosed on Schedule 3.18(c);

                           (ii) with regard to all items of Product, Liens
pursuant to written security agreements (in form and substance acceptable to the Agent) in favor of guilds as required pursuant to terms of collective bargaining agreements, which Liens are (A) subordinated or junior to the claims of the Lenders hereunder pursuant to documentation that is satisfactory in form and substance to the Agent or (B) on terms otherwise acceptable to the Agent;

                           (iii) deposits under workers' compensation,
unemployment insurance and Social Security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business (other than completion bonds);

                           (iv) Liens for taxes, assessments or other
governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of Section 5.11 hereof;

                           (v) Liens customarily granted or incurred in the
ordinary course of business to secure payment for services rendered by laboratories and production houses and suppliers of materials and equipment;

                           (vi) mechanic's liens and Liens in connection with
secured purchase money financings to the extent permitted in Section 6.1(ii) hereof;

                           (vii) possessory Liens other than on Product or
physical properties of Product (other than of laboratories and production houses) which (a) occur in the ordinary course of business, (b) secure normal trade debt which is not yet due and payable, (c) do not secure Indebtedness for borrowed money and (d) do not defer payment terms beyond 180 days;

                           (viii) Liens arising out of attachments, judgments or
awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (a) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (b) in any event shall be promptly fully bonded or otherwise effectively stayed);

                           (ix) Liens arising from zoning restrictions or
easements;

                           (x) the Liens of the Agent under this Agreement, the
other Fundamental Documents and other documents contemplated hereby; and

                           (xi) existing Liens listed on Schedule 3.18(c)
hereto; provided, however, that, without the consent of the Required Lenders, any Indebtedness secured by any such Lien may not be increased, extended or renewed and such Lien may not extend to any other property of the Credit Party.

         SECTION 6.3. Guaranties. Incur, create, assume or suffer to exist any Guaranty, either directly or indirectly, or otherwise in any way become responsible for any Indebtedness (including working capital maintenance, pay-or-play contracts or other similar obligations) of any other Person, contingently or otherwise, except (i) for the endorsement of negotiable instruments by a Credit Party in the ordinary course of business, (ii) for Guaranties which would constitute investments in items of Product not otherwise prohibited hereunder, (iii) for existing Guaranties listed on Schedule 3.18(b) hereto and (iv) as permitted in Section 6.1 hereof.

         SECTION 6.4. Limitations on Investments. Make any Investment (including any loans to any shareholder or other Affiliate of the Borrower) except:

                           (i) purchases of Cash Equivalents;

                           (ii) loans to officers and travel advances in the
ordinary course of business to employees and/or officers; provided, however, that the aggregate amount of such loans and/or advances may not exceed $2,000,000 at any time;

                           (iii) Investments in wholly-owned Subsidiaries, HM
Holdings of Delaware, LLC and Hallmark India Private Limited; provided, however, that the total amount of Investments made in any of H&H Programming Asia, LLC, Kermit (L) Ltd. and Odyssey Productions, Ltd. after the date hereof shall not exceed $50,000 in the aggregate (or its equivalent);

                           (iv) additional Investments not in excess of
$5,000,000 in the aggregate in entities which are not wholly-owned Subsidiaries;

                           (v) with the prior written consent of the Required
Lenders, investments representing ownership interests (whether in cash or otherwise) for acquisition purposes; and

                           (vi) intercompany advances from the Borrower or any
Guarantor to a Guarantor.

         SECTION 6.5. Restricted Payments. Pay or declare or enter into any agreement to pay or otherwise become obligated to make any Restricted Payments other than:

                           (i) stock dividends paid solely in shares of stock of
the Borrower or another Guarantor which stock is not subject to any mandatory redemption or redemption at the option of the holder;

                           (ii) payments by a Credit Party to another Credit
Party;

                           (iii) payments to HEDC pursuant to the HEDC License
Agreements;

                           (iv) payments to Hallmark, Hallmark Cards or an
Affiliate pursuant to the terms of one or more service agreement(s); provided that such service agreement(s) shall be in form and substance acceptable to the Agent and provided further that such payments shall not exceed $5,000,000 for fiscal year 2001, $7,000,000 for fiscal year 2002, $9,000,000 for fiscal year 2003, $10,000,000 for fiscal year 2004 or $11,000,000 for fiscal year 2005; and

                           (v) issuance of common stock for or upon conversion
of preferred stock or debt of the Borrower;

                           (vi) payments of dividends or other amounts on
preferred stock the issuance and terms of which have been approved by the Required Lenders;

                           (vii) so long as no Default or Event of Default has
occurred and is continuing (and, in the case of clause (z) below, provided that the Required Lenders shall have consented thereto), Net Cash Proceeds realized since the date hereof may be used (x) to repay HCC for amounts outstanding under the HCC Promissory Note (together with accrued interest thereon) or to reduce HCC's funding commitment under the HCC Promissory Note (in which latter case, such Net Cash Proceeds will be used by the applicable Credit Party to fund its general working capital requirements (or for any other purpose permitted by the Fundamental Documents)), (y) once HCC's funding commitment under the HCC Promissory Note shall have terminated and all outstanding loans thereunder shall have been repaid, to repay HCC or Hallmark Cards for other intercompany Indebtedness in an aggregate principal amount not to exceed $30,000,000, or (z) thereafter, to reimburse Hallmark or Hallmark Cards for any payments previously made by such Person(s) in relation to the underlying obligations to third parties giving rise to the Schedule 1.5 Obligations; provided, however, that the Lenders acknowledge that it is the Borrower's intention to request, after such time as it has realized at least $180,000,000 in Net Cash Proceeds, that the Required Lenders permit it to use additional Net Cash Proceeds to repay other intercompany Indebtedness (it being understood that the Required Lenders may elect whether or not to consent to such request in their sole discretion); and



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

                           (viii) on the Closing Date, the Borrower may use
proceeds of the initial Loans hereunder to repay intercompany loans from Hallmark or HCC in an aggregate principal amount not to exceed $83,000,000 plus interest accrued thereon.

         SECTION 6.6. Limitations on Sale of Assets. Sell, lease, license, transfer or otherwise dispose of:

                           (i) items of Product other than in the ordinary
course of business, provided that the Credit Parties shall not be entitled to sell, transfer or alienate their entire right, title or interest in and to items of Product with an aggregate value in excess of $4,000,000; and

                           (ii) any of the channels owned or operated by a
Credit Party (or any Subsidiary thereof), whether directly (e.g., by way of an outright sale or other disposition of the Credit Party's rights as owner or operator) or indirectly (e.g., by selling, assigning or otherwise transferring the Credit Party's rights in any Platform Agreement), provided that a Credit Party shall at all times be entitled to dispose of some or all of its rights as owner or operator of a channel in a territory to the extent such disposition is required (x) by Applicable Law in the territory in which the channel is available or (y) in order to comply with local practices and/or customs in the relevant territory relating to the ownership or operation of channels by non-residents; and

                           (iii) any other property of the Credit Parties, other
than dispositions made in the ordinary course of business involving property with an aggregate fair market value at the time of disposition of less than $100,000.

The limitation contained in clause (ii) of the preceding sentence shall not limit the rights of the Credit Parties to shut down existing operations they believe to be no longer financially beneficial or to acquire the ownership of, or rights to operate, channels in new territories, or to expand existing channels into new territories, through joint ventures or such other arrangements as may be otherwise permitted by the terms of this Agreement, provided that any disposition of such rights and interests (once so acquired) may only be made in compliance with the terms of clause (ii) of the preceding sentence.

         SECTION 6.7. Receivables. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to a Credit Party except for the purpose of collection in the ordinary course of business.

         SECTION 6.8. Tax Shelters, Sale and Leaseback etc. Enter into any arrangement with any Person or Persons other than a Credit Party, whereby in contemporaneous transactions a Credit Party sells essentially all of its right, title and interest in an item of Product or upon which an item of Product is based and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product; except on terms customary in the entertainment industry and subject to the Agent's approval.

         SECTION 6.9. Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the offices where it keeps its books and records with respect to the Collateral or change its name or the jurisdiction or form of its organization without (i) giving the Agent 30 days prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Agent or which are otherwise necessary or desirable, to continue the first perfected security interest of the Agent for the benefit of itself, the Issuing Bank and the Lenders in the Collateral.

         SECTION 6.10. Limitations on Capital Expenditures. Make or incur any obligation to make Capital Expenditures in excess of $25,000,000 for fiscal year 2001 (provided, however, that at least $13,000,000 of such Capital Expenditures is used in connection with a Capital Lease of a transponder on a satellite), $11,000,000 for fiscal year 2002, $12,000,000 for fiscal year 2003 and
$13,000,000 for each of fiscal years 2004, 2005 and 2006.

         SECTION 6.11. Transactions with Affiliates. Effect any transaction with an Affiliate on a basis less favorable to a Credit Party than would have been the case if such transaction had been effected at arms-length with a Person other than an Affiliate.

         SECTION 6.12. Prohibition of Amendments or Waivers. Amend, alter, modify, or waive, or consent to any amendment, alteration, modification or waiver of (x) any provision of the HCC Promissory Note or the Hallmark Cards Letter of Credit, or any of the provisions of the Service Agreement delivered to the Agent pursuant to Section 4.1(h) which relate to the obligations of Hallmark (or its affiliates) to pay its share of residuals, or (y) any other material agreement to which any Credit Party is a party or the terms thereof in any manner which would change, alter or waive any material term thereof and which might (i) materially and adversely affect the collectability of accounts receivable, (ii) materially and adversely affect the financial condition of the Credit Party on a consolidated basis, (iii) materially and adversely affect the rights of the Agent, the Issuing Bank or the Lenders under this Agreement, the other Fundamental Documents and any other agreements contemplated hereby or (iv) materially decrease the value of the Collateral.

         SECTION 6.13. No Negative Pledge. Enter into any agreement after the date hereof (other than Fundamental Documents) which prohibits the creation or assumption of any Lien upon the properties or assets of any Credit Party, whether now owned or hereafter acquired or requiring an obligation to be secured if some other obligation is secured.

         SECTION 6.14. Acquisitions or Mergers, etc. Merge into or consolidate with a Person or acquire substantially all the assets of another Person other than acquisitions of cable channels provided that such acquisitions shall not be for cash consideration and provided further, that after giving effect to any such transaction there would not exist any Default or Event of Default hereunder and a Credit Party shall be the surviving entity. In addition, any Guarantor may merge with any other Guarantor or with the Borrower.

         SECTION 6.15. Production. Engage in the production of any item of Product.

         SECTION 6.16. Change in Business. Engage in any business activity other than (i) activities incident and related to the acquisition, distribution and licensing of Product; (ii) the operation of television channels; or (iii) the development and operation of the interactive television business.

         SECTION 6.17. ERISA Compliance. Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency", as defined in
Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan subject to Title IV of ERISA in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) could result in a liability which has a Material Adverse Effect.

         SECTION 6.18. Interest Rate Protection Agreements, etc. Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

         SECTION 6.19. Subsidiaries. Acquire or create any new direct or indirect Subsidiary; provided, however, that a Credit Party may organize additional Subsidiaries if each such Subsidiary executes an Instrument of Assumption and Joinder in the form attached hereto as Exhibit J whereby such Subsidiary becomes a Credit Party hereunder and the certificates representing 100% of the shares of capital stock or other Equity Interests, of such Subsidiary held by such Credit Party become part of the Pledged Securities hereunder and are delivered to the Agent together with stock powers for each such certificate or such other documents that are necessary providing for the transfer of a membership interest of a Subsidiary that is an LLC.

         SECTION 6.20. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in material violation of any Environmental Law.

         SECTION 6.21. Program Acquisition Guarantees. Incur cash program acquisition guaranties (including in relation to the HEDC License Agreements and the Borrower's existing license agreement with The Jim Henson Company) in excess of $180,000,000 for fiscal year 2002, $140,000,000 for fiscal year 2003,
$150,000,000 for fiscal year 2004 and $140,000,000 for fiscal year 2005.

         SECTION 6.22. Use of Proceeds of Loans and Requests for Letters of Credits. Use the proceeds of the Loans or request any Letter of Credit for any purpose other than as set forth in Section 5.17 hereof.

         SECTION 6.23. EBITDA. Permit EBITDA (i) for the preceding quarter to be less than the amounts set forth below measured at the end of each fiscal quarter through December 31, 2003 or (ii) for the preceding 12-month period to be less than the amount set forth below measured at the end of each fiscal year starting with 2004:

           FISCAL QUARTER/YEAR ENDING                     AMOUNT
           --------------------------                     ------

               September 30, 2001                    $  (86,000,000)

               December 31, 2001                     $  (56,000,000)

               March 31, 2002                        $  (42,000,000)

               June 30, 2002                         $  (43,000,000)

               September 30, 2002                    $  (43,000,000)

               December 31, 2002                     $  (38,000,000)

               March 31, 2003                        $  (13,000,000)

               June 30, 2003                         $  (13,000,000)

               September 30, 2003                    $  (13,000,000)

               December 31, 2003                     $  (16,000,000)

               December 31, 2004                     $   66,000,000

               December 31, 2005                     $  129,000,000

               December 31, 2006                     $  142,000,000

         SECTION 6.24. Platform Agreements. Permit (i) the aggregate amount of all cash payments to pay television distributors for Subscribers pursuant to the Platform Agreements to be greater than $32,000,000 for fiscal year 2001, $36,000,000 for fiscal year 2002, $8,000,000 for fiscal year 2003, $8,000,000 for fiscal year 2004, $9,000,000 for fiscal year 2005 and $10,000,000 for fiscal year 2006, (ii) allow the aggregate number of paid Subscribers to be less than 54,000,000 for fiscal year 2001, 71,000,000 for fiscal year 2002, 101,000,000 for fiscal year 2003, 116,000,000 for fiscal year 2004, 128,000,000 for fiscal year 2005 and 140,000,000 for fiscal year 2006 and (iii) allow annual aggregate Subscriber revenue of Credit Parties under the Platform Agreements to be less than (u) for fiscal year 2001, $16,000,000 for the third quarter and $18,000,000 for the fourth quarter, (v) for fiscal year 2002, $20,000,000 for the first quarter, $22,000,000 for each of the second and third quarters and $24,000,000 for the fourth quarter, (w) for fiscal year 2003, $29,000,000 for the first quarter, $31,000,000 for each of the second and third quarters and $35,000,000 for the fourth quarter, (x) $167,000,000 for fiscal year 2004, (y) $196,000,000 for fiscal year 2005 and (z) $216,000,000 for fiscal year 2006.

         SECTION 6.25. Net Worth. Permit Net Worth to be less than the sum of
(x) the base amount for each fiscal quarter set forth in the table below, plus
(y) the sum of the Consolidated Net Income of the Borrower with respect to each fiscal year (subsequent to the Closing Date) during which the Borrower achieves positive Consolidated Net Income, plus (z) 50% of net equity invested in the Borrower after the Closing Date.

              FISCAL QUARTER ENDING                   BASE AMOUNT
              ---------------------                   -----------

               September 30, 2001                    $646,000,000

               December 31, 2001                     $592,000,000

               March 31, 2002                        $546,000,000

               June 30, 2002                         $500,000,000

               September 30, 2002                    $449,000,000

               December 31, 2002                     $415,000,000

               March 31, 2003                        $384,000,000

               June 30, 2003                         $356,000,000

               September 30, 2003                    $320,000,000

               December 31, 2003                     $312,000,000

               Thereafter                            $312,000,000

         SECTION 6.26. Corporate Structure. Create any first tier Subsidiary other than Crown Media or have any asset relating to the channels at a corporate level above Crown Media.

         SECTION 6.27. Leverage Ratio. Permit the Leverage Ratio to be in excess of the figures indicated below at any time during the 3-month period ending on any of the dates indicated below:

                          Date                            Maximum Leverage Ratio
                          ----                            ----------------------
                    December 31, 2004                           5.00:1.00
                    March 31, 2005                              5.00:1.00
                    June 30, 2005                               5.00:1.00
                    September 30, 2005                          5.00:1.00
                    December 31, 2005                           3.50:1.00
                    March 31, 2006                              3.50:1.00
                    June 30, 2006                               3.50:1.00

         SECTION 6.28. Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than the figures indicated below at any time during the 12-month period ending on any of the dates indicated below:

                  12-Month Period Ending                Minimum Interest Coverage Ratio
                  ----------------------                -------------------------------
                    December 31, 2004                               2.25:1.00
                    March 31, 2005                                  2.25:1.00
                    June 30, 2005                                   2.25:1.00
                    September 30, 2005                              2.25:1.00
                    December 31, 2005                               3.00:1.00
                    March 31, 2006                                  3.00:1.00
                    June 30, 2006                                   3.00:1.00

7.       EVENTS OF DEFAULT

                  In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                  (a) any representation or warranty made by any Credit Party in this Credit Agreement or in any other Fundamental Document or any statement or representation made by any Credit Party in any report, financial statements, certificate or other document furnished by or on behalf of any Credit Parties to the Agent or any Lender pursuant to this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

                  (b) default shall be made in the payment of any principal of or interest on the Loans or Letter of Credit reimbursement obligations or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and, in the case of payments of interest, such default shall continue unremedied for five (5) days after receipt by the Borrower of an invoice therefor;

                  (c) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in
Section 5.1(h), Section 5.4 or Article 6 (other than Sections 6.3, 6.7, 6.8, 6.11, 6.15, 6.17, and 6.18) of this Agreement;

                  (d) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, or any other Fundamental Document and such default shall continue unremedied for fifteen (15) consecutive days after any Credit Party obtains knowledge or receives written notice from the Agent or any Lender thereof;

                  (e) default shall be made with respect to any Indebtedness of any Credit Party in excess of $1,000,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto;

                  (f) any Credit Party, Hallmark Cards or Hallmark shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any such Person shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of such Person or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any such Person shall take any action to authorize any of the foregoing;

                  (g) any involuntary case, proceeding or other action against any Credit Party, Hallmark Cards or Hallmark shall be commenced seeking to have an order for relief entered against it or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of such Person, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of thirty (30) days;

                  (h) final judgment(s) for the payment of money in excess of $100,000 shall be rendered in the aggregate against any Credit Party which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

                  (i) this Credit Agreement, the Copyright Security Agreement, any Copyright Security Agreement Supplement, or any Trademark Security Agreement, the Charge Over Shares or the Debenture (each, a "Security Document") shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Security Documents shall not give or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any Credit Party or any of their respective Affiliates;

                  (j) failure to deliver a valuation for the HEDC Library to the Agent within 10 Business Days of the date such library valuation was due pursuant to Section 5.1(i) hereof, provided, however, that any failure to deliver a valuation of the HEDC Library shall not give rise to an Event of Default under this clause (j) in the event there is no outstanding Credit Exposure;

                  (k) a Change in Control shall occur;

                  (l) a Change in Management shall occur;

                  (m) (i) any Credit Party or ERISA Affiliate shall fail to make any contributions required to be made to a Plan subject to Title IV of ERISA or Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971 of the Code) shall exist with respect to any Plan (whether or not waived) or an application shall have been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standards (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, (iii) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (iv) a Reportable Event with respect to a Plan shall have occurred, (v) any Credit Party or ERISA Affiliate shall withdraw from a Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA), (vi) a U.S. Plan subject to Title IV of ERISA shall be terminated, or notice of intent to terminate a Plan under section 4041(c) of ERISA shall be filed, (vii) proceedings to terminate, a Plan subject to Title IV of ERISA shall be instituted by the PBGC or a trustee shall be appointed with respect to any such Plan, (viii) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA shall occur, or (ix) a Lien pursuant to section 412 of the Code or section 302 of ERISA shall be imposed as to any Credit Party or ERISA Affiliate;

                  (n) any of Hallmark Cards, Hallmark or HEDC shall have breached or disaffirmed any Fundamental Document (or, in the case of HEDC, any HEDC License Agreement) to which it is a party or its obligations thereunder shall cease to be in full force and effect or shall be void or voidable or any such Person shall contest the enforceability of any provision thereof;

                  (o) failure of the transfer to the Borrower of the HEDC Library as contemplated by the HEDC Purchase Agreement; or

                  (p) a termination by Hallmark Cards or by any of its affiliates of (or any notice by any such Person that it intends to terminate) the right of the Borrower or any of its Subsidiaries to use the "Hallmark" name or the "Crown" name in their respective television services or on or with respect to any channels owned or operated by the Borrower or any of its Subsidiaries.

then, in every such event and at any time thereafter during the continuance of such event, the Agent may, or if directed by the Required Lenders shall, take any or all of the following actions, at the same or different times: (x) terminate forthwith the Commitments, (y) declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding and/or (z) require the Borrower to deliver to the Agent from time to time Cash

Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security therefor acceptable to the Required Lenders. If an Event of Default specified in paragraphs (f) or (g) above shall have occurred, the Commitments shall automatically terminate and the Notes and all other amounts payable hereunder and thereunder shall automatically become due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Agent, the Lenders or the Issuing Bank pursuant to Applicable Law or otherwise.

8.       GRANT OF SECURITY INTEREST; REMEDIES

         SECTION 8.1. Security Interests. The Borrower, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) and each of the Guarantors, as security for its obligations under Article 10 hereof, hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders) and grants to the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders) a security interest in the Collateral.

         SECTION 8.2. Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as otherwise provided hereunder.

         SECTION 8.3. Collection Accounts. (a) The Credit Parties will maintain or establish collection bank accounts (each, a "Collection Account") and will direct, by a notice of assignment and irrevocable instructions in form acceptable to the Agent, all Persons who become licensees, buyers or account debtors under receivables with respect to any item of Product included in the Collateral to make payments under or in connection with the license agreements, sales agreements or receivables directly to a Collection Account. Upon agreement between the Agent and the Borrower, a Collection Account may also serve as the Cash Collateral Account, provided that such Collection Account is in the name of the Agent (for the benefit of itself, the Issuing Bank and the Lenders) and is under the sole dominion and control of the Agent. So long as no Event of Default is continuing the Borrower shall have full and unfettered access to the Collection Accounts. A list of all Collection Accounts of the Borrower existing on the date hereof is attached as Schedule 8.3.

                  (b) The Credit Parties will execute such documentation as may be reasonably required by the Agent in order to effectuate the provisions of this Section 8.3.

                  (c) In the event a Credit Party receives payment from any Person, which payment should have been remitted directly to a Collection Account, such Credit Party shall promptly remit such payment or proceeds to a Collection Account to be applied in accordance with the terms of this Credit Agreement.

                  (d) All such Collection Accounts shall be maintained with the Agent or with such other financial institutions as may be approved by the Agent (subject to their willingness to execute appropriate documentation as required by this Section 8.3), subject to the right of the Agent to at any time withdraw such approval and transfer any such Collection Account(s) to the Agent or another approved financial institution acceptable to the Borrower.

         SECTION 8.4. Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, each Credit Party will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum in trust for the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders), segregate such sum from its own assets and forthwith, without any notice or demand whatsoever (all notices, demands, or other actions on the part of the Agent, the Issuing Bank or the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both to the Agent to be applied to the repayment of the Obligations in accordance with the provisions of
Section 8.7 hereof.

         SECTION 8.5. Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion, in its name or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Credit Parties. The Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If the Credit Parties fail to make any payment or take any action required hereunder, the Agent may make such payments and take all such actions as the Agent reasonably deems necessary to protect the Agent's (for the benefit of itself, the Issuing Bank and the Lenders) security interests in the Collateral and/or the value thereof, and the Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Agent appear to be equal to, prior to or superior to the security interests of the Agent in the Collateral and any Liens not expressly permitted by this Credit Agreement.

         SECTION 8.6. Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Agent may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Agent may take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Agent shall decide, in one or more sales or parcels, at such prices as the Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except 7 days' written notice to the Borrower of the time and place of any such public sale or sales and such other notices as may be required by Applicable

Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Agent may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Agent, the Issuing Bank and the Lenders by any Credit Party hereunder as a credit against the purchase price. The Agent shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and the Agent shall not be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Agent pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any party other than the Agent prior to such taking of actual possession or control by the Agent, or arising out of any act on the part of any Credit Party, or its agents before or after the commencement of such actual possession or control by the Agent; and (ii) none of the Agent, the Lenders or the Issuing Bank shall have any liability or obligation to any Credit Party arising out of any such claim except for acts by the Agent, the Lenders or the Issuing Bank of willful misconduct or gross negligence or acts not taken in good faith. Subject only to the lawful rights of third parties, any laboratory which has possession of any of the Collateral is hereby constituted and appointed by each Credit Party as pledgeholder for the Agent and, upon the occurrence and during the continuance of an Event of Default, each such pledgeholder is hereby authorized to sell all or any portion of the Collateral upon the order and direction of the Agent, and each Credit Party hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Agent shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled to apply, without prior notice to any Credit Party, any cash or cash items constituting Collateral in the possession of the Agent to payment of the Obligations.

         SECTION 8.7. Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, the balances in the Clearing Account, the Collection Account(s), the Cash Collateral Account(s) or in any account of the Credit Party with a Lender, all other income earned on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Agent, then to satisfy or provide cash Collateral for all Obligations relating to the Letters of Credit, and then to the payment in full of the Obligations in accordance with Section



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12.2(b) hereof. Any amounts remaining after such payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

         SECTION 8.8. Power of Attorney. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Required Lenders (a) each of the Credit Parties does hereby irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Agent or such other Person to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Agent, with full power and right to cause the mail of such Persons to be transferred to the Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Agreement and the grant of the security interests hereunder and under the other Fundamental Documents, and each of the Credit Parties hereby ratifies and confirms all that the Agent or its substitutes shall properly do by virtue hereof; (b) each of the Credit Parties does hereby further irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Agent or any Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Agent, for the benefit of itself, the Issuing Bank and the Lenders, and to enter into such other agreements as may be necessary or appropriate in the judgment of the Agent to complete the distribution or exploitation of any item of Product which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by such Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Agent, for the benefit of itself, the Issuing Bank and the Lenders, hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Agreement and the grant of the security interests hereunder. In the event the Agent exercises the power of attorney granted herein, the Agent shall use reasonable efforts to provide subsequent written notice promptly to the Borrower in accordance with Section 13.1. Each of the Credit Parties hereby ratifies and confirms in advance all that the Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

         SECTION 8.9. Financing Statements, Direct Payments, Confirmation of Receivables and Audit Rights. Each Credit Party hereby authorizes the Agent to file Uniform Commercial Code financing statements (covering all of the property of such Credit Party) and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement and any Trademark Agreement Supplement and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Agent (for the benefit of itself, the Issuing Bank and the Lenders) on the Collateral, in all cases without the signatures of the relevant Credit Party or to execute such items as attorney-in-fact for the Credit Party. Each Credit Party further authorizes the Agent (i) upon the occurrence and during the continuance of an Event of Default, to notify any account debtor that all sums payable to such Credit Party relating to the Collateral shall be paid directly to the Agent; (ii) to confirm directly with account debtors the amounts payable by them to such Credit Party with regard to the Collateral and the terms of all accounts receivable; and (iii) to participate with



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

such Credit Party in the audits of its account debtors or to request that such Credit Party's auditors confirm with account debtors the amounts and terms of all accounts receivable. The Agent hereby agrees to provide the Borrower with copies of any notification or written requests sent by the Agent to such account debtors at the same time as the mailing of such documents.

         SECTION 8.10. Further Assurances. Upon the request of the Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Party, such further instruments as may be necessary or proper, in the judgment of the Agent, to carry out the provisions and purposes of this Article 8, and to do all things necessary, in the judgment of the Agent, to perfect and preserve the Liens of the Agent for the benefit of itself, the Issuing Bank and the Lenders hereunder and under the other Fundamental Documents in the Collateral or any portion thereof.

         SECTION 8.11. Termination and Release. The security interests granted under this Article shall terminate when all the Obligations have been indefeasibly fully paid and performed and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled. Upon request by the Borrower (and at the sole expense of the Borrower) after such termination, the Agent will take all reasonable action and do all things reasonably necessary, including executing Uniform Commercial Code terminations, Pledgeholder Agreement terminations, termination letters to account debtors and copyright reassignments, to release the security interest granted to it hereunder.

         SECTION 8.12. Remedies Not Exclusive. The remedies conferred upon or reserved to the Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Agent. Without limiting the generality of the foregoing, the Agent and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the UCC and under any other Applicable Law.

         SECTION 8.13. Continuation and Reinstatement. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Credit Party or otherwise.

9.       CASH COLLATERAL

         SECTION 9.1. Cash Collateral Account. (a) On or prior to the Closing Date, there shall be established with the Agent a collateral account in the name of the Agent (the "Cash Collateral Account"), into which the Borrower shall from time to time deposit Dollars pursuant to the express provisions of this Agreement requiring or permitting such deposit. Except to the extent otherwise provided in this Section 9.1, the Cash Collateral Account shall be under the sole dominion and control of the Agent.

                  (b) The Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Cash Collateral Account so long as no Event of Default has occurred and is continuing on the instructions of the Borrower (provided that such notice



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

may be given verbally to be confirmed promptly in writing) or, if the Borrower shall fail to give such instruction upon delivery of any such funds, in the sole discretion of the Agent, provided that in no event may the Borrower give instructions to the Agent to, or may the Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents or described in clauses (ii) and (iii) of the definition of Cash Equivalents to the extent issued by The Chase Manhattan Bank.

                  (c) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account shall be promptly reinvested by the Agent as a part of the Cash Collateral Account, and any net loss on any such investment shall be charged against the Cash Collateral Account.

                  (d) Neither the Agent nor the Lenders shall be a trustee for the Borrower, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein and except that the Agent shall have the obligations of a secured party under the UCC. The Agent and the Lenders shall not have any obligation or responsibilities and shall not be liable in any way for any investment decision made pursuant to this Section 9.1 or for any decrease in the value of the investments held in the Cash Collateral Account.

         SECTION 9.2. Grant of Security Interest. For value received and to induce the Lenders to make Loans from time to time to the Borrower and to acquire participations in Letters of Credit from time to time as provided for in this Credit Agreement, as security for the payment of all of the Obligations, (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post-filing interest is allowed in such proceeding), the Borrower hereby assigns to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), and grants to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), a first and prior Lien upon, all the Borrower's rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account, shall immediately and without any need for any further action on the part of any of the Credit Parties, any Lender or the Agent, become subject to the Lien set forth in this Section 9.2, be deemed Collateral for all purposes hereof and be subject to the provisions of this Agreement.

         SECTION 9.3. Remedies. At any time during the continuation of an Event of Default, the Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 8.7.

10.      GUARANTY

         SECTION 10.1. Guaranty. (a) Each of the Guarantors, jointly and severally, unconditionally and irrevocably guarantees to the Agent, the Issuing Bank and the Lenders the due and punctual payment and performance of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each of the Guarantors further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

                  (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Agent, the Issuing Bank or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) the failure of the Agent, the Issuing Bank or the Lenders to obtain the consent of such Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent, the Issuing Bank or the Lenders to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; (vi) any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case by or against the Borrower or other Credit Party, any change in the corporate existence, structure, ownership or control of any such Guarantor or any other Credit Party (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction); or (vii) the release or substitution of any Guarantor or any other guarantor of the Obligations.

                  (c) Each Guarantor further agrees that this Article 10 is a continuing guaranty, shall secure the Obligations and any ultimate balance thereof, notwithstanding that the Borrower or others may from time to time satisfy the Obligations in whole or in part and thereafter incur further Obligations, and constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent, the Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent, the Issuing Bank or any Lender in favor of the Borrower or any Guarantor or to any other Person.

                  (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors of the Obligations and any circumstances affecting the Collateral or the Pledged Securities or the ability of the Borrower to perform under this Credit Agreement.

                  (e) Each Guarantor's obligations under the Article 10 shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Article 10. The Agent, the Issuing Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

         SECTION 10.2. No Impairment of Guaranty, etc. The obligations of each Guarantor under this Article 10 shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment and performance in full of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor under this Article 10 shall not be discharged or impaired or otherwise affected by the failure of the Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

         SECTION 10.3. Continuation and Reinstatement, etc. Each Guarantor further agrees that its guaranty under this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 10, and not in limitation of any other right which the Agent, the Issuing Bank or the Lenders may have at law or in equity against the Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Agent on behalf of itself, the Issuing Bank and/or the Lenders, forthwith pay or cause to be paid to the Agent for the benefit of itself, the Issuing Bank and/or the Lenders (as applicable) in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in
Section 2.9(a) hereof, and thereupon the Agent shall assign such Obligation, together with all security interests, if any, then held by the Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Agent on behalf of itself, the Issuing Bank and the Lenders with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

                  (a) All rights of a Guarantor against the Borrower, arising as a result of the payment by such Guarantor of any sums to the Agent for the benefit of the Agent, the Issuing Bank and/or the Lenders or directly to the Issuing Bank or the Lenders hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the



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

account of the Borrower, such amount shall be held in trust for the benefit of the Agent segregated from such Guarantor's own assets and shall forthwith be paid to the Agent on behalf of itself, the Issuing Bank and/or the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

         SECTION 10.4. Limitation on Guaranteed Amount etc. (a) Notwithstanding any other provision of this Article 10, the amount guaranteed by each Guarantor under this Article 10 shall be limited to the extent, if any, required so that its obligations under this Article 10 shall not be subject to avoidance under
Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations under this Article 10 pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 10, any other agreement or Applicable Law shall be taken into account.

11.      PLEDGE

         SECTION 11.1. Pledge. Each Pledgor, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) in the case of the Borrower and as security for its obligations under Article 10 hereof in the case of a Pledgor which is a Guarantor, hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent for the benefit of itself, the Issuing Bank and the Lenders, a security interest in all Pledged Collateral now owned or hereafter acquired by it. On the Closing Date, the Pledgors shall deliver to the Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Agent or its counsel shall reasonably request.

         SECTION 11.2. Registration in Nominee Name; Denominations. The Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name (on behalf of the Agent, the Issuing Bank and the Lenders) or in the name of its nominee or
(b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Agent. Upon the occurrence and continuance of an Event of Default, the Agent shall have the right to exchange the certificates representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

         SECTION 11.3. Covenant. Each Pledgor covenants that as a stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) as security for the Obligations and such Pledgor's obligations (if any) under Article 10 hereof.

         SECTION 11.4. Voting Rights; Dividends; etc. (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in paragraph (c) below.

                  (b) All dividends or distributions of any kind whatsoever (other than cash dividends or distributions paid while no Event of Default is continuing) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection (b) shall be received in trust for the benefit of the Agent, the Issuing Bank and the Lenders, segregated from such Pledgor's own assets, and shall be delivered to the Agent.

                  (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Agent of the transfer of such rights to the Agent, all rights of a Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section and
(ii) to receive and retain cash dividends and distributions shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive such cash dividends and distributions until such time as all Events of Default have been cured.

         SECTION 11.5. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Agent, on behalf of itself, the Issuing Bank and the Lenders, may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor. The Agent shall give the Pledgors ten (10) days' written notice of any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 11.5, the Agent (on behalf of itself, the Issuing Bank and/or the Lenders) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Agent, the Issuing Bank (to the extent it consents) or any consenting Lender by any Credit Party as a credit against the purchase price; and the Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to any Pledgor or any third party (other than the Issuing Bank and/or the Lenders). The Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees that (i) it will indemnify and hold the Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Agent pursuant to this Credit Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Agent and (ii) the Agent, the Issuing Bank and the Lenders shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

         SECTION 11.6. Application of Proceeds of Sale and Cash. The proceeds of sale of the Pledged Securities sold pursuant to Section 11.5 hereof shall be applied by the Agent on behalf of itself, the Issuing Bank and the Lenders as follows:

                           (i) to the payment of all reasonable out-of-pocket
costs and expenses paid or incurred by the Agent in connection with such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for the Agent in connection therewith, and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Agent in connection therewith;

                           (ii) to satisfy or provide cash collateral for all
Obligations relating to the Letters of Credit; and

                           (iii) to the indefeasible payment in full of the
Obligations in accordance with Section 12.2(b) hereof.

Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

         SECTION 11.7. Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Agent shall accept the first offer received or shall not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 11.7 would apply if, for example, the Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

         SECTION 11.8. Continuation and Reinstatement. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

         SECTION 11.9. Termination. The pledge referenced herein shall terminate when all Obligations shall have been indefeasibly fully paid and performed and the Commitments shall have terminated, and all Letters of Credit shall have expired or been terminated or canceled, at which time the Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through the Agent but shall otherwise be without recourse upon or warranty by the Agent and at the expense of the Pledgors.

12.      THE AGENT AND THE ISSUING BANK

         SECTION 12.1. Administration by Agent. (a) The general administration of the Fundamental Documents and any other documents contemplated by this Agreement shall be by the Agent or its designees. Each of the Lenders hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

                  (b) The Lenders hereby authorize the Agent (in its sole discretion):

                           (i) in connection with the sale or other disposition
of any asset included in the Collateral or the capital stock of any Guarantor, in accordance with the terms of this Agreement, to release a Lien granted to it (for the benefit of itself, the Issuing Bank and the Lenders) on such asset or capital stock and/or release such Guarantor from its obligations hereunder;

                           (ii) to determine that the cost to a Credit Party is
disproportionate to the benefit to be realized by the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item included in the Library Credit) and that such Credit Party should not be required to perfect such Lien in favor of the Agent (for the benefit itself, the Issuing Bank and of the Lenders);

                           (iii) to appoint subagents or Lenders to be the
holder(s) of record of a Lien to be granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) or to hold on behalf of the Agent such collateral or instruments relating thereto;

                           (iv) to grant a right of quiet enjoyment to licensees
of Product other than pursuant to Platform Agreements and to confirm such grant in writing;

                           (v) to enter into intercreditor and/or subordination
agreements on terms acceptable to the Agent with (A) the unions and/or the guilds with respect to the security interests in favor of such unions and/or guilds required pursuant to the terms of any collective bargaining agreement or
(B) any licensee or licensor having any rights to any item of Product or (C) Persons providing any services in connection with any item of Product;

                           (vi) to enter into and perform its obligations under
the other Fundamental Documents;



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

                           (vii) to accept commitments from one or more Persons
for the remaining $15,000,000 of the facility not committed to as of the date hereof by (A) obtaining an executed counterpart of this Agreement from each such Person, (B) amending Schedule 1 hereto to add each such Person's name, Term Loan Commitment and Revolving Credit Commitment and circulating the amended Schedule 1 to the Lenders and the Borrower and (C) recording in the Register the name and address of each such Person, its Term Loan Commitment and Revolving Loan Commitment, and the principal amount of the Loans owing to it, whereupon (x) the Borrower shall execute and deliver to the Agent (i) a Term Note in the amount of such Person's Term Loan Commitment and (ii) a Revolving Credit Note in the amount of such Person's Revolving Credit Commitment and (y) each such Person shall be a party hereto, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and thereof;

                           (viii) upon the acceptance of additional commitments
pursuant to Section 12.1(b)(vii), to allocate equitably among the Lenders, the Term Loans and the Revolving Credit Loans so as to achieve pro rata status; and

                           (ix) to execute and deliver reduction certificates
from time to time under the Hallmark Cards Letter of Credit in connection with (and in the amount of) (x) any reduction in the commitments under the Hallmark Subordination and Support Agreement permitted pursuant to Section 6.5 hereof or
(y) advances made under the Hallmark Subordination and Support Agreement (other than with the proceeds of drawings made under the Hallmark Cards Letter of Credit).

         SECTION 12.2. Advances and Payments. (a) On the date of each Loan, (x) the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Agent, in immediately available funds for the amount so advanced on its behalf by the Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Agent, at a rate per annum equal to the Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first three days following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans plus the default rate applicable to Alternate Base Rate Loans as set forth in Section 2.9 hereof. If and to the extent that any such reimbursement shall not have been made to the Agent, the Borrower agrees to repay to the Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, in the case of an Alternate Base Rate Loan, at the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans plus the default rate applicable to Alternate Base Rate Loans as set forth in Section 2.9 hereof and in the case of a Eurodollar Loan, at the LIBO Rate plus the Applicable Margin for Eurodollar Loans plus the default rate applicable to Eurodollar Loans as set forth in
Section 2.9 hereof.

                  (b) As between the Agent and the Lenders, any amounts received by the Agent in connection with the Fundamental Documents, the application of which is not otherwise provided for, shall be applied, first, to pay the accrued but unpaid Commitment Fees in accordance with each Lender's Percentage, second, to pay accrued but unpaid interest on the Loans in accordance with the amount of outstanding Loans owed to each Lender, third, to pay the principal balance outstanding on the Loans (with amounts payable on the principal balance outstanding on the Loans in accordance with the amount of outstanding Loans owed to each Lender), and amounts then due in respect of unreimbursed draws under the Letter of Credit, fourth, to pay amounts outstanding under Currency Agreements and Interest Rate Protection Agreements, and fifth, to pay any other amounts then due under this Credit Agreement. All amounts to be paid to any Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Agent or as such Lender and the Agent shall from time to time agree.

         SECTION 12.3. Sharing of Setoffs, Cash Collateral and Sharing Events. Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party (including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of its Obligations as a result of which the unpaid portion of its Obligations is proportionately less than the unpaid portion of Obligations of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Obligations of such other Lenders, so that the aggregate unpaid principal amount of each of the Lender's Obligations and its participation in Obligations of the other Lenders shall be in the same proportion to the aggregate unpaid amount of all remaining Obligations as the amount of its Obligations prior to the obtaining of such payment was to the amount of all Obligations prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. Each Credit Party expressly consents to the foregoing arrangements and agrees that any Lender or Lenders (and any Person holding (or deemed to be holding) a participation in) a Loan, Note, or Letter of Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Credit Party to such Person(s) as fully as if such Person(s) held a Note and was the original obligee thereon or was the issuer of the Letter of Credit in the amount of such participation.

         SECTION 12.4. Notice to the Lenders. Upon receipt by the Agent or the Issuing Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders, or upon notice to the Agent of any Event of Default, the Agent or the Issuing Bank will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

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         SECTION 12.5. Liability of the Agent. (a) The Agent or the Issuing
Bank, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Agent, the Issuing Bank nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent, the Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders (or such other number of Lenders as is expressly required by any Fundamental Document) or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Agent, the Issuing Bank, nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement, any other Fundamental Document or any related agreement, document or order, or for freedom of any of the Collateral or any of the Pledged Securities from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Fundamental Document, or any related agreement or document.

                  (b) None of the Agent (as agent for the Lenders), the Issuing Bank or any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any of the Lenders of any of such Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith. No Lender nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of such other Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith.

                  (c) The Agent as agent for the Lenders hereunder and the Issuing Bank in such capacity, shall be entitled to rely on any communication, instrument, or document believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

         SECTION 12.6. Reimbursement and Indemnification. Each of the Lenders agrees (i) to reimburse the Agent for such Lender's Pro Rata Share of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by or on behalf of the Borrower, (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in accordance with such Lender's Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrower or any other Credit Party (except such as shall result from its or their gross negligence or willful misconduct), and (iii) to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of the Required Lenders (except as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section 12.6 are subsequently recovered by the Agent from a Credit Party, the Agent will promptly refund such previously paid indemnity payments to the Lenders.

         SECTION 12.7. Rights of Agent and Issuing Bank. It is understood and agreed that each of the Agent and the Issuing Bank shall have the same duties, rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party or Affiliate thereof, as though it were not the Agent of the Lenders under this Credit Agreement and the other Fundamental Documents or the Issuing Bank.

         SECTION 12.8. Independent Investigation by Lenders. Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Fundamental Documents and to make the Loans and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that neither the Agent nor the Issuing Bank shall bear any responsibility therefor.

         SECTION 12.9. Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.11 hereof.

         SECTION 12.10. Notice of Transfer. The Agent and the Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Agent and become effective in accordance with Section 13.3 hereof.

         SECTION 12.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor agent of its appointment pursuant hereto. Upon any such resignation, the retiring Agent shall promptly appoint a successor agent from among the Lenders which successor shall be experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Borrower; provided, however, that such approval by the Borrower shall not be required at any time when a Default or Event of Default is continuing. If no successor agent shall have been so appointed by the retiring Agent and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, the Borrower may appoint a successor agent (which successor may be replaced by the Required Lenders; provided that such successor is experienced and sophisticated in entertainment industry lending or media lending and reasonably acceptable to the Borrower), which shall be either a Lender or a commercial bank organized, licensed, carrying on business under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least US$500,000,000 and shall be experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as Agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

         SECTION 12.12. Successor Issuing Bank. The Issuing Bank may resign at any time by giving prior written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor Issuing Bank of its appointment pursuant hereto. Upon any such resignation, the retiring Issuing Bank shall promptly appoint a successor Issuing Bank from among the Lenders, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Borrower and has a credit rating at least as high as that of the Issuing Bank; provided, however, that such approval by the Borrower shall not be required at any time when a Default or Event of Default is continuing. If no successor Issuing Bank shall have been so appointed by the retiring Issuing Bank and shall have accepted such appointment, within 30 days after the retiring Issuing Bank's giving of notice of resignation, the Borrower may appoint a successor Issuing Bank (which successor may be replaced by the Required Lenders; provided that such successor is reasonably acceptable to the Borrower), which shall be either a Lender or a commercial bank organized, licensed, carrying on business under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least US$500,000,000. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation, except with respect to Letters of Credit which are outstanding at the time of the resignation unless the successor Issuing Bank replaces the retiring Issuing Bank as the issuing bank on such Letters of Credit. The Borrower and each Lender hereby agree that each will use its commercially reasonable efforts to replace any such outstanding Letters of Credit issued by the retiring Issuing Bank. After any retiring Issuing Bank's resignation hereunder as Issuing Bank, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Credit Agreement.

13.      MISCELLANEOUS

         SECTION 13.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, graphic scanning or other telegraphic or facsimile communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Agent, the Issuing Bank or The Chase Manhattan Bank, to The Chase Manhattan Bank, 1166 Avenue of the Americas, Floor 17, New York, New York 10036, Attention: Garrett J. Verdone, Senior Vice President, facsimile no.: (212) 899-2893, with a copy to J.P. Morgan Securities, 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: P. Clark Hallren, facsimile no.: (310) 788-5628, or if to any Credit Party, to it at Crown Media Holdings, 6430 S. Fiddlers Green Circle, Suite 500, Greenwood Village, Co 80111, Attn.: Charles Stanford, Esq., facsimile no.: (303) 221-3779, with a courtesy copy to Hallmark Cards Incorporated, 2501 McGee, P.O. 419580, Mail Drop #339, Kansas City, Missouri 64108, Attn: Deanne Stedem, facsimile no.:
(816) 274-7171, or if to a Lender, to it at its address set forth on the signature page, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Agent, the Issuing Bank or a Lender giving notice pursuant to this
Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged, if by any telegraphic or facsimile communications equipment of the sender, in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

         SECTION 13.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by any of the Credit Parties herein or in any other Fundamental Document or in any certificate or other instrument delivered in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Agent, the Issuing Bank and the Lenders except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, and shall survive the making of the Loans and the issuance of the Letters of Credit herein contemplated and the issuance and delivery to the Agent of the Notes regardless of any investigation made by the Agent, the Issuing Bank or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as any Letter of Credit remains outstanding and the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Party hereunder.

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         SECTION 13.3. Successors and Assigns; Syndications; Loan Sales;
Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided, however, that no Credit Party may assign its rights or obligations hereunder without the prior written consent of the Agent, the Issuing Bank and all the Lenders), and all covenants, promises and agreements by or on behalf of any Credit Party which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Issuing Bank and the Lenders.

                  (b) Each of the Lenders may (but only with the prior written consent of the Agent and the Issuing Bank, which consent shall not be unreasonably withheld or delayed) assign all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it and the Notes held by it and its obligations and rights with regard to Letters of Credit); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement, (ii) each assignment shall be in a minimum Commitment amount (or, at any time after the Commitment Termination Date, minimum Loan amount) of at least $5,000,000 (except that any assignment of the entire remaining portion of a Lender's Commitment or Loan amount shall not be subject to this limitation), (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the assigning Lender's original Note and a processing and recordation fee of US$3,500 to be paid to the Administrative Agent by the assigning Lender or the assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Agent) be earlier than five Business Days after the date of acceptance and recording by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach. In the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto.

                  (c) Each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, without the consent of the Agent or the Issuing Bank, to (i) any Affiliate of such Lender or
(ii) any other Lender hereunder; provided that after giving effect to such assignment, the assignee's Percentage shall not exceed 20% of the aggregate amount of all Commitments then outstanding hereunder. Any such assignment to any Affiliate of the assigning Lender or any other Lender hereunder shall not be subject to the requirements of Section 13.3(b) that (x) that the amount of the Commitment (or Loans if applicable) of the assigning Lender subject to each assignment be in a minimum principal amount of $5,000,000 and (y) the payment of a processing and recordation fee and any such assignment to any Affiliate of the assigning Lender shall not release the assigning Lender of its remaining obligations hereunder, if any.

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.4 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or any other Fundamental Document; (v) such assignee appoints and authorizes the Agent, and the Issuing Bank to take such action as the agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent or the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                  (e) The Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by any Credit Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original Notes and the processing and recordation fee, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the Revolving Credit Commitment and/or Term Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Revolving Credit Commitment and/or Term Loan hereunder, new Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note and shall otherwise be in substantially the form of Exhibit A-1 or Exhibit A-2, as applicable. In addition the Credit Parties will promptly, at their own expense, execute such amendments to the Fundamental Documents to which each is a party and such additional documents, and take such other actions as the Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

                  (g) Each of the Lenders may, without the consent of any of the Credit Parties, the Issuing Bank or the Agent or the other Lenders, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it and its participation in Letters of Credit); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except with respect to proposed changes to interest rates, amount of Commitments, final maturity of any Loan, releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.11, 2.12, 2.13 and 12.3 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Credit Parties, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement.

                  (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any of the Credit Parties furnished to the Agent or such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter, substantially in the form of the confidentiality letter executed by the Lenders in connection with information received by the Lenders relating to this transaction, to preserve the confidentiality of any confidential information relating to any of the Credit Parties received from such Lender.

                  (i) Any assignment pursuant to paragraph (b) or (c) of this
Section 13.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

                  (j) The Credit Parties consent that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any Note evidencing the Loans (or any part thereof) to any Federal Reserve Bank.

                  (k) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of a Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the relevant portion of the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar obligation under the Fundamental Documents (all liability for which shall remain with the Granting Lender). In addition, notwithstanding anything to the contrary contained in this Section 13.3(k), any SPC may (i) with notice to, but without prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 13.3(k) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes (including, without limitation, the approval of any amendment or waiver of any provision of any of the Fundamental Documents) continue to be the Lender of record hereunder.

         SECTION 13.4. Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Agent or J.P. Morgan Securities Inc. in connection with, or growing out of, the performance of due diligence, the syndication of the credit facility contemplated hereby, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the making of the Loans and the issuance of the Letters of Credit, the Collateral, the Pledged Securities or any Fundamental Document, including, but not limited to, the reasonable out-of-pocket costs and internally allocated charges of audit or field examinations of the Agent in connection with the administration of this Credit Agreement, the verification of financial data and the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Agent and the Issuing Bank, and any other counsel that the Agent or the Issuing Bank shall retain, and (b) all reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank or the Lenders in the enforcement or protection of the rights and remedies of the Agent, the Issuing Bank or the Lenders in connection with this Credit Agreement, the other Fundamental Documents, the Letters of Credit or the Notes, or as a result of any transaction, action or non-action arising from any of the foregoing, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent, the Issuing Bank or the Lenders. Such payments shall be made on the date this Credit Agreement is executed by the Borrower and thereafter on demand. The Borrower agrees that it shall indemnify the Agent, the Issuing Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or the Notes or the other Fundamental Documents or the issuance of the Letters of Credit. The obligations of the Borrower under this Section shall survive the termination of this Credit Agreement, the payment of the Loans and the expiration of all Letters of Credit.

         SECTION 13.5. Indemnification of the Agent, the Issuing Bank and the Lenders. The Borrower agrees (a) to indemnify and hold harmless the Agent, the Issuing Bank and the Lenders and their respective directors, officers, employees, trustees, agents and affiliates (each, an "Indemnified Party") (to the full extent permitted by Applicable Law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Indemnified Parties an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, and with regard to both (a) and (b) growing out of or resulting from any litigation, investigation or other proceedings relating to the Collateral, this Credit Agreement, the other Fundamental Documents and the Letters of Credit, the making of the Loans, any attempt to audit, inspect, protect or sell the Collateral, or the administration and enforcement or exercise of any right or remedy granted to the Agent, the Issuing Bank or Lenders hereunder or thereunder but excluding therefrom all claims, demands, losses, judgments, liabilities, costs and expenses arising out of or resulting from (i) in the case of any Indemnified Party, the gross negligence or willful misconduct of such Indemnified Party and (ii) claims asserted or litigation commenced against such Indemnified Party by a Credit Party in which the Credit Party is the prevailing party. The foregoing indemnity agreement includes any reasonable costs incurred by any Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by any Indemnified Party, or by any other Person either against any Indemnified Party or in connection with which any officer, director, agent or employee of any Indemnified Party is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Agent and the Issuing Bank, and any out-of-pocket costs incurred by any Indemnified Party in appearing as a witness or in otherwise complying with legal process served upon them. Except as otherwise required by Applicable Law which may not be waived, the Agent, the Issuing Bank and the Lenders shall not be liable to any Credit Party for any matter or thing in connection with this Credit Agreement other than their express obligations hereunder, including obligations to make Loans and account for moneys actually received by them in accordance with the terms hereof.

                  Whenever the provisions of this Credit Agreement or any other Fundamental Document provide that, if any Credit Party shall fail to do any act or thing which it has covenanted to do hereunder, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and if the Agent does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Agent in so doing, and any and all amounts expended by the Agent in taking any such action shall be repayable to it upon its demand therefor and shall for advances made by the Agent, bear interest at 2% in excess of the sum of the Alternate Base Rate plus the Applicable Margin, from time to time in effect from the date advanced to the date of repayment.

                  All indemnities contained in this Section 13.5 shall survive the expiration or earlier termination of this Credit Agreement and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitments as to any actions taken or omitted to be taken by it while it was a Lender.

         SECTION 13.6. CHOICE OF LAW. THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 AS ADOPTED OR AMENDED FROM TIME TO TIME (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH CREDIT PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

         SECTION 13.8. WAIVER WITH RESPECT TO DAMAGES. EACH CREDIT PARTY ACKNOWLEDGES THAT NEITHER THE AGENT, THE ISSUING BANK NOR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE AGENT, THE ISSUING BANK AND THE LENDERS,

ON THE ONE HAND, AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION HEREWITH AND THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE AGENT, THE ISSUING BANK, AND THE LENDERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 13.9. No Waiver. No failure on the part of the Agent, or any Lender or the Issuing Bank to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document or with regard to any Letter of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 13.10. Extension of Payment Date. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on the Notes or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 13.11. Amendments, etc. No modification, amendment or waiver of any provision of this Credit Agreement or any other Fundamental Document, and no consent to any departure by the Borrower or any other Credit Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, waiver, consent or amendment shall, without the written consent of (a) each affected Lender, (i) change any Commitment of such Lender, (ii) reduce the interest payable on such Lender's Loans, (iii) alter the principal amount of such Lender's Loans or any reimbursement obligation in respect of Letters of Credit; (iv) reduce the rate at which the Commitment Fees are payable to such Lender or (v) reduce the fees payable to such Lender with respect to Letters of Credit issued hereunder as set forth in Section 2.4(f) and (g) and (b) all Lenders, (i) amend or modify any provision of this Credit Agreement, which expressly provides for the unanimous consent or approval of the Lenders, (ii) release a substantial portion of the Collateral or any of the Pledged Securities (except as contemplated herein),
(iii) extend the Maturity Date or (iv) amend the definition of "Required Lenders," (v) materially amend the definition of "Collateral" (and defined terms used in the definition of Collateral), (vi) amend or modify this Section 13.11 or (vii) change the advance rate of the Library Credit. No such amendment or modification may adversely affect the rights and obligations of the Agent hereunder without its prior written consent or the rights and obligations of the Issuing Bank without its prior written consent. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring such Note, whether or not such Note is so marked.

         SECTION 13.12. Severability. Any provision of this Credit Agreement or of the Notes which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or thereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 13.13. SERVICE OF PROCESS. EACH CREDIT PARTY PARTY HERETO (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT), THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF. EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, THE OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE AGENT, THE ISSUING BANK OR A LENDER IN STATE COURT TO FEDERAL COURT, OR TO REMAND AN ACTION INSTITUTED IN FEDERAL COURT TO STATE COURT AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 13.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER PARTIES HERETO. FINAL JUDGMENT AGAINST ANY SUBMITTING

PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE AGENT, THE ISSUING BANK OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

         SECTION 13.14. Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

         SECTION 13.15. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 13.16. Subordination of Intercompany Indebtedness, Receivables and Advances. (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness, receivable or advance shall be made (i) except that intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Indebtedness permitted pursuant to the terms hereof may be repaid, in each case so long as no Default or Event of Default shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full of all the Obligations, expiration or other termination of all outstanding Letters of Credit and termination of the Commitments.

                  (b) In the event that any payment on any such Indebtedness shall be received by any Credit Party other than as permitted by Section 13.16(a) before payment in full of all Obligations, expiration or other termination of all outstanding Letters of Credit and termination of the Commitments, such Credit Party shall receive such payments and hold the same in trust for the Agent segregate the same from its own assets and immediately pay over to the Agent for itself, the Issuing Bank and the Lenders all such sums to the extent necessary so that the Agent, the Issuing Bank and the Lenders shall have been paid all Obligations owed or which may become owing.

         SECTION 13.17. Confidentiality. Each of the Lenders, the Agent and the Issuing Bank hereby agrees that it will use its best efforts to treat any information obtained from the Credit Parties and their Affiliates in connection with this Credit Agreement as confidential, except that each of the Lenders, the Agent and the Issuing Bank shall be permitted to disclose information

(i) to their Affiliates and to their (and their Affiliates') respective officers, directors, trustees, employees, agents, auditors, attorneys and representatives (who will be informed of the confidential nature of the material); (ii) to prospective assignees in accordance with Section 13.3(h) hereof, (iii) to the extent required by Applicable Law or by any subpoena or similar legal process; (iv) to the extent requested by any bank or other regulatory authority; (v) to the extent such information (A) becomes publicly available other than as a result of a breach of this provision or any confidentiality letter executed by any prospective assignee addressed to the Borrower, its representatives or agents, (B) becomes available to any of the Lenders, the Agent or the Issuing Bank on a nonconfidential basis from a source other than the Credit Parties or any of their respective Affiliates which source is not known to such Lender, the Agent or the Issuing Bank to be prohibited from transmitting the information by a contractual, legal or fiduciary obligation or
(C) was available to any of the Lenders, the Agent or the Issuing Bank on a nonconfidential basis prior to its disclosure to any of the Lenders, the Agent or the Issuing Bank by any Credit Party or any of their respective Affiliates;
(vi) to the extent any Credit Party, prior to such disclosure, shall have consented to such disclosure in writing; or (vii) in connection with the enforcement by any Lender, the Agent or the Issuing Bank of its rights under or in respect of this Credit Agreement.

         SECTION 13.18. Entire Agreement. This Credit Agreement (including the Exhibits and Schedules hereto) and the other Fundamental Documents represent the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Credit Agreement which relate to Loans to be made or the Letters of Credit to be issued hereunder shall be replaced by the terms of this Credit Agreement.

         SECTION 13.19. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each of the Agent and the Lenders is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without order of or application to any court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether or not such Person shall have made any demand under any Fundamental Document and although the Obligations may not have been accelerated. The rights of each Lender and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                      BORROWER:

                                      CROWN MEDIA HOLDINGS, INC.



                                      By: /s/ William J. Aliber
                                          --------------------------------------
                                      Name: William J. Aliber
                                      Title: Executive Vice President and Chief
                                      Financial Officer

                                      GUARANTORS:
                                      CROWN MEDIA INTERNATIONAL, INC.
                                      CROWN MEDIA INTERNATIONAL (SINGAPORE) INC.
                                      CROWN ENTERTAINMENT LIMITED
                                      CROWN MEDIA DISTRIBUTION, LLC
                                      CROWN MEDIA INTERNATIONAL (HK)
                                           LIMITED
                                      HEN LLC
                                      HEN (L) LTD.
                                      HM HOLDINGS OF DELAWARE LLC
                                      CROWN MEDIA UNITED STATES LLC
                                      HM INTERMEDIARY LLC
                                      CITI TEEVEE LLC
                                      DOONE CITY PICTURES LLC
                                      HALLMARK INDIA PRIVATE LIMITED



                                      By: /s/ William J. Aliber
                                          --------------------------------------
                                      Name: William J. Aliber
                                      Title: Authorized Signatory


                                      LENDERS:

                                      THE CHASE MANHATTAN BANK,
                                      individually and as Issuing Bank and Agent



                                      By: /s/ Garret J. Verdone
                                          --------------------------------------
                                      Name: Garret J. Verdone
                                      Title: Senior Vice President

                                      BANK OF AMERICA, N. A.



                                      By: /s/ Matthew Koenig
                                          --------------------------------------
                                      Name: Matthew Koenig
                                      Title: Managing Director

                                      CREDIT SUISSE FIRST BOSTON



                                      By: /s/ David L. Sawyer
                                          --------------------------------------
                                      Name: David L. Sawyer
                                      Title: Vice President

                                      By: /s/ Kristin Lepri
                                          --------------------------------------
                                      Name: Kristin Lepri
                                      Title: Assistant Vice President

                                      CITICORP USA, INC.



                                      By: /s/ Elizabeth H. Minnella
                                          --------------------------------------
                                      Name: Elizabeth H. Minella
                                      Title: Director

                                      DEUTSCHE BANK AG NEW YORK BRANCH



                                      By: /s/ Alexander Karow
                                          --------------------------------------
                                      Name:  Alexander Karow
                                      Title: Vice President

                                      By: /s/ William W. McGinty
                                          --------------------------------------
                                      Name: William W. McGinty
                                      Title: Director

                                      ROYAL BANK OF CANADA

                                      By: /s/ John M. Crawford
                                          --------------------------------------
                                      Name: John M. Crawford
                                      Title: Senior Manager

                                      ABN AMRO



                                      By: /s/ John L. Church
                                          --------------------------------------
                                      Name: John L. Church
                                      Title: Senior Vice President



                                      By: /s/ Wendy L. Watters
                                          --------------------------------------
                                      Name: Wendy L. Watters
                                      Title: Vice President


                                      BANK ONE, N.A. (Main Office Chicago)

                                      By: /s/ Suzanne Ergastolo
                                          --------------------------------------
                                      Name: Suzanne Ergastolo
                                      Title: Vice President